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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRANSATLANTIC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
VALIDUS HOLDINGS, LTD. TV HOLDINGS, LLC TV MERGER SUB, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

         PRELIMINARY CONSENT STATEMENT, DATED SEPTEMBER 14, 2011—SUBJECT TO COMPLETION

CONSENT STATEMENT
OF
VALIDUS HOLDINGS, LTD.,
TV HOLDINGS, LLC, and
TV MERGER SUB, LLC

WITH RESPECT TO
TRANSATLANTIC HOLDINGS, INC.

        This consent statement ("Consent Statement") and the enclosed BLUE consent card are being furnished by Validus Holdings, Ltd., a Bermuda exempted company ("Validus," "we" or "us"), TV Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Validus ("TV Holdings"), and TV Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of TV Holdings ("TV Merger Sub") (for convenience purposes, throughout this Consent Statement, we sometimes refer herein to Validus as the party soliciting consents) in connection with the solicitation of written consents from the holders of shares of common stock, par value $1.00 per share (the "Transatlantic Shares"), of Transatlantic Holdings, Inc., a Delaware corporation ("Transatlantic"). Stockholder action by written consent is a process authorized by the General Corporation Law of the State of Delaware (the "DGCL") that allows a Delaware corporation's stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders.

        Validus is soliciting written consents from holders of Transatlantic Shares to take the following actions (each, a "Proposal" and collectively, the "Proposals") without a meeting of Transatlantic stockholders.

Proposal 1.	Amend Article III, Section 3.3 of the Amended and Restated Bylaws of Transatlantic (the "Bylaws") in order to expressly provide that Transatlantic stockholders may fill any vacancies, however caused, on the board of directors of Transatlantic (the "Transatlantic Board").
Proposal 2.

Repeal any provision of the Bylaws in effect at the time this Proposal becomes effective (other than the amendment contemplated by Proposal 1) that was not included in the Bylaws filed by Transatlantic with the Securities and Exchange Commission on July 28, 2011.

Proposal 3.

Remove, without cause, the following seven members of the Transatlantic Board (and any person or persons, other than those elected by this consent solicitation, elected, appointed or designated by the Transatlantic Board to fill any vacancy or newly created directorship on or after                    , 2011 and prior to the time that any of the actions proposed to be taken by this consent solicitation become effective): Richard S. Press, Stephen P. Bradley, Ian H. Chippendale, John G. Foos, John L. McCarthy, Robert F. Orlich and Michael C. Sapnar.

Proposal 4.

Elect Raymond C. Groth, Paul G. Haggis, and Thomas C. Wajnert (each, a "Nominee" and collectively, the "Nominees") to the Transatlantic Board to serve as directors of Transatlantic until the next annual meeting of Transatlantic stockholders and until their successors are duly elected and qualified.

        Detailed information concerning the Proposals is set forth under the caption "The Proposals."

        Validus recommends that Transatlantic stockholders consent to all of the Proposals.

        The Proposals are designed to expedite the acquisition of Transatlantic by Validus pursuant to the Validus Transaction Proposal (as defined below). We believe that election of the Nominees will signal that a majority of Transatlantic stockholders favor the Transatlantic Board taking such actions that are in the best interests of Transatlantic stockholders, including (i) rendering the Rights Plan, dated July 27, 2011 and adopted by the Transatlantic Board on July 26, 2011 (the "Transatlantic poison pill"), inapplicable to Validus and the Validus Transaction Proposal, (ii) approving the Validus Transaction Proposal under Section 203 of the DGCL and (iii) entering into discussions with Validus regarding a definitive transaction agreement.

        On June 12, 2011, Transatlantic entered into an Agreement and Plan of Merger with Allied World Assurance Company Holdings, AG, a corporation limited by shares organized under the laws of Switzerland ("Allied World") and GO Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Allied World ("Acquisition Sub") (as the same may be amended, the "Allied World Acquisition Agreement"), which would result in the merger of Acquisition Sub with and into Transatlantic, with Transatlantic continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Allied World (the "Proposed Allied World Acquisition").

        On July 12, 2011, Validus publicly announced that it had delivered a written proposal to the Transatlantic Board to combine the businesses of Validus and Transatlantic through a merger transaction in which Validus would acquire all of the outstanding Transatlantic Shares (the "Validus Merger Offer"). Pursuant to the Validus Merger Offer, Transatlantic stockholders would receive 1.5564 Validus voting common shares, par value $0.175 per share (the "Validus Shares"), in the merger and $8.00 per share in cash pursuant to a one-time special dividend from Transatlantic immediately prior to closing of the merger for each Transatlantic Share they own.

        On July 25, 2011, Validus commenced an exchange offer for all of the outstanding Transatlantic Shares (the "Validus Exchange Offer") pursuant to which Transatlantic stockholders will receive 1.5564 Validus Shares and $8.00 per share in cash (less applicable withholding taxes and without interest) in exchange for each Transatlantic Share they own. The consideration received by Transatlantic stockholders in the Validus Exchange Offer (including the value of Validus Shares received by Transatlantic stockholders in the Validus Exchange Offer) generally will be taxable to Transatlantic stockholders. The terms and conditions of the Validus Exchange Offer are set forth in the prospectus/offer to exchange filed by Validus with the United States Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(3) on August 22, 2011 (as it may be amended or supplemented from time to time, the "Validus Prospectus") and are summarized in the section of this Consent Statement titled "Certain Information Regarding the Validus Transaction Proposal—The Validus Exchange Offer." We refer to the transactions contemplated by the Validus Merger Offer and the Validus Exchange Offer herein collectively as the "Validus Transaction Proposal."

        The Validus Merger Offer and the Validus Exchange Offer are alternative methods for Validus to acquire all of the issued and outstanding Transatlantic Shares. Ultimately, only one of these transaction structures will be pursued to completion. Validus intends to seek to acquire Transatlantic by whichever method Validus determines is most likely to be completed. See the sections of this Consent Statement titled "Certain Information Regarding The Validus Transaction Proposal—The Validus Merger Offer" and "—The Validus Exchange Offer" for more information regarding the terms and conditions of the

Validus Merger Offer and the Validus Exchange Offer. In addition, please see the section of this Consent Statement titled "Forward—Looking Statements," which describes certain risks and uncertainties which may be applicable to the Validus Transaction Proposal.

        If the Nominees are elected, we plan to propose to them that an agreement and plan of merger be entered into pursuant to which the Validus Transaction Proposal would proceed. Such merger agreement would provide for a two-step transaction on the terms of the Validus Exchange Offer pursuant to which (i) we would commit to complete a second-step merger at the same cash and stock consideration per share contemplated by the Validus Exchange Offer, and (ii) Transatlantic would grant us a customary "top-up option." This "top-up option"—common in merger agreements that contemplate first-step tender offers—would, if necessary, allow us to move from majority ownership as a result of the Validus Exchange Offer to 90% ownership so that we can complete a short-form merger under Delaware law very promptly after our payment to tendering Transatlantic stockholders and thereby pay non-tendering Transatlantic stockholders their merger consideration substantially more quickly. Although we believe that the Nominees will determine that entering into such a merger agreement is in accordance with their fiduciary duties to Transatlantic stockholders, there is no guarantee that they will do so or, if they determine to do so, whether they will seek to enter into such a merger agreement on a prompt basis.

        WE ARE NOT ASKING YOU TO VOTE ON OR APPROVE THE VALIDUS MERGER OFFER AT THIS TIME. IN ADDITION, THIS CONSENT STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF TRANSATLANTIC SHARES, NOR AN OFFER WITH RESPECT THERETO, AND DOES NOT CONVEY RECORD OR BENEFICIAL OWNERSHIP OF TRANSATLANTIC SHARES TO VALIDUS. YOU MUST SEPARATELY TENDER YOUR TRANSATLANTIC SHARES PURSUANT TO THE VALIDUS EXCHANGE OFFER IF YOU WISH TO PARTICIPATE IN THE VALIDUS EXCHANGE OFFER. EXECUTING A WRITTEN CONSENT DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE VALIDUS EXCHANGE OFFER OR VOTE IN FAVOR OF THE VALIDUS MERGER PROPOSAL, IF SUCH PROPOSAL IS VOTED ON BY TRANSATLANTIC STOCKHOLDERS. YOUR FAILURE TO CONSENT DOES NOT PREVENT YOU FROM TENDERING YOUR TRANSATLANTIC SHARES PURSUANT TO THE VALIDUS EXCHANGE OFFER OR VOTING IN FAVOR OF THE VALIDUS MERGER PROPOSAL, IF SUCH PROPOSAL IS VOTED ON BY TRANSATLANTIC STOCKHOLDERS.

        Pursuant to the DGCL, each Proposal will become effective when written consents of Transatlantic stockholders holding a majority of the issued and outstanding Transatlantic Shares are delivered to Transatlantic. For additional information regarding this consent solicitation, see the information set forth under the caption "Consent Procedures."

        Although neither Proposal 3 nor Proposal 4 is subject to, or conditioned upon, the adoption of the other, if none of the existing members of the Transatlantic Board are removed pursuant to Proposal 3, there will be no vacancies to fill and none of the Nominees can be elected pursuant to Proposal 4. Accordingly, Validus will not be seeking to elect the Nominees pursuant to Proposal 4 unless Transatlantic stockholders also approve the removal, without cause, of one or more of the existing members of the Transatlantic Board. In addition, if fewer than five existing directors are removed pursuant to Proposal 3, the Nominees will not alone be able to cause Transatlantic to take any action (even if all Nominees are elected to the Transatlantic Board).

        Validus is the owner of 200 Transatlantic Shares, representing less than 1% of the issued and outstanding Transatlantic Shares as of                    , 2011, the record date for this consent solicitation (the "Record Date"). Validus intends to deliver written consents in favor of the adoption of each of the Proposals with respect to all such Transatlantic Shares.

        Validus, TV Holdings, TV Merger Sub, the Nominees and the directors and certain officers of Validus (each, a "Participant" and collectively, the "Participants") are participants in this consent solicitation. Additional information concerning the Nominees is set forth under the caption "The Proposals—Proposal 4: Election of the Nominees," and additional information concerning the Participants is set forth in Annex A.

        THIS CONSENT SOLICITATION IS BEING MADE BY VALIDUS AND NOT BY OR ON BEHALF OF TRANSATLANTIC OR THE TRANSATLANTIC BOARD. VALIDUS IS REQUESTING TRANSATLANTIC STOCKHOLDERS TO ACT BY WRITTEN CONSENT WITH RESPECT TO THE PROPOSALS ON THE ENCLOSED BLUE CONSENT CARD.

        IF YOU TAKE NO ACTION, IT IS EFFECTIVELY A VOTE AGAINST THE PROPOSALS. Abstentions, failures to sign, date and return consent cards, and broker-non votes, if any, will all have the same effect as withholding consent. Please sign, date and return the enclosed BLUE consent card in the postage-paid envelope provided.

        This Consent Statement is dated                    , 2011 and is first being mailed to Transatlantic stockholders, along with the enclosed BLUE consent card, on or about                        , 2011.

VALIDUS RECOMMENDS THAT TRANSATLANTIC STOCKHOLDERS
CONSENT TO ALL OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT CARD
IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IMPORTANT INFORMATION REGARDING THIS CONSENT SOLICITATION

        Your prompt action is important. Validus urges you to sign, date and return the enclosed BLUE consent card in the postage-paid envelope provided. Your consent is important, no matter how many or how few Transatlantic Shares you own. Please send in your BLUE consent card today. You must sign and date the BLUE consent card in order for it to be valid.

        If your Transatlantic Shares are held in "street-name," deliver the enclosed BLUE consent instruction form to your broker, dealer, bank, trust company or other nominee or contact the person responsible for your account to consent on your behalf and to ensure that a BLUE consent card is submitted on your behalf. If your broker, dealer, bank, trust company or other nominee or contact person responsible for your account provides for consent instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed BLUE consent instruction form.

        For additional information or assistance, please contact Innisfree M&A Incorporated, the firm assisting Validus in the solicitation of written consents:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll Free: (877) 717-3929
Banks and Brokers May Call Collect: (212) 750-5833

v

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

        The following are questions that you, as a stockholder of Transatlantic, may have about this consent solicitation and the answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. Validus urges you to read this entire Consent Statement (including the Annex) carefully before deciding on whether to deliver your written consent.

Q:    Who is making the solicitation?

A:    The solicitation is being made by Validus, TV Holdings, TV Merger Sub and certain other participants named herein.

  For additional information concerning Validus, TV Holdings, TV Merger Sub and the other participants to this consent solicitation, please see the section titled "OTHER INFORMATION" and Annex A of this Consent Statement.

Q:    What is Validus requesting Transatlantic stockholders to consent to?

A:    Validus is requesting Transatlantic stockholders to consent to the following four proposals:

  •
  Proposal 1 seeks to amend the Bylaws to expressly provide that Transatlantic stockholders may fill any vacancies, however caused, on the Transatlantic Board.

  •
  Proposal 2 seeks to repeal any further amendment to the Bylaws made by the Transatlantic Board such that the current Transatlantic Board will not be able to, through changes to the Bylaws, limit the ability of the Nominees (if elected) to take actions they believe to be in the best interests of Transatlantic stockholders.

  •
  Proposal 3 seeks to remove, without cause, seven current members of the Transatlantic Board (and any person or persons, other than those elected by this consent solicitation, elected, appointed or designated by the Transatlantic Board to fill any vacancy or newly created directorship on or after            , 2011 and prior to the time that any of the actions proposed to be taken by this consent solicitation become effective).

  •
  Proposal 4 seeks to replace the directors removed pursuant to Proposal 2 with the Nominees.

  For detailed information on the Proposals, including regarding each of the Nominees, see the section captioned "The Proposals."

  Validus recommends that Transatlantic stockholders consent to all of the Proposals.

  We believe that election of the Nominees will signal that a majority of Transatlantic stockholders favor the Transatlantic Board taking such actions that are in the best interests of Transatlantic stockholders, including (i) rendering the Transatlantic poison pill inapplicable to Validus and the Validus Transaction Proposal, (ii) approving the Validus Transaction Proposal under Section 203 of the DGCL and (iii) entering into discussions with Validus regarding a definitive transaction agreement.

Q:    Who are the Nominees?

A:    The Nominees, Raymond C. Groth, Paul G. Haggis, and Thomas C. Wajnert, are each highly qualified individuals with experience serving on the boards of directors of and/or as executives of public insurance and reinsurance companies. Validus believes that each of the Nominees is independent of Transatlantic under the listing standards of the New York Stock Exchange ("NYSE") and is not currently affiliated with Transatlantic or any of its subsidiaries. The principal occupation and business experience of each Nominee is set forth under the caption "The Proposals—Proposal 4: Election of the Nominees."

Q:    Why is Validus soliciting stockholder consents?

A:    Validus is seeking your consent to the Proposals to elect to the Transatlantic Board persons who Validus expects would act, subject to their fiduciary duties under Delaware law as directors of Transatlantic, on the Validus Transaction Proposal or any other proposal that they deem to be in the best interests of Transatlantic stockholders.

If the Nominees are elected, we plan to propose to them that an agreement and plan of merger be entered into pursuant to which the Validus Transaction Proposal would proceed. Such merger agreement would provide for a two-step transaction on the terms of the Validus Exchange Offer pursuant to which (i) we would commit to complete a second-step merger at the same cash and stock consideration per share contemplated by the Validus Exchange Offer, and (ii) Transatlantic would grant us a customary "top-up option." This "top-up option"—common in merger agreements that contemplate first-step tender offers—would, if necessary, allow us to move from majority ownership as a result of the Validus Exchange Offer to 90% ownership so that we can complete a short-form merger under Delaware law very promptly after our payment to tendering Transatlantic stockholders and thereby pay non-tendering Transatlantic stockholders their merger consideration substantially more quickly. Although we believe that the Nominees will determine that entering into such a merger agreement is in accordance with their fiduciary duties to Transatlantic stockholders, there is no guarantee that they will do so or, if they determine to do so, whether they will seek to enter into such a merger agreement on a prompt basis.

The specific terms of the Proposals, as well as the procedures governing the written consent process, are described in this Consent Statement.

Q:    Does this Consent Statement relate to the same matters you describe in your proxy statement relating to the Transatlantic special meeting of stockholders?

A.    No. We previously filed a proxy statement in connection with our solicitation of proxies to be used at a special meeting of Transatlantic stockholders to consider the Allied World Acquisition Agreement and related matters. You should read this Consent Statement carefully, as it relates to matters separate from those to be considered at the Transatlantic special stockholder meeting.

Q:    If you consent to the Proposals, are you agreeing to tender your Transatlantic Shares in the Validus Exchange Offer or to vote in favor of the Validus Merger Offer?

A.    No. Delivery of your written consent to the Proposals does not obligate you to tender your Transatlantic Shares in the Validus Exchange Offer or vote in favor of the Validus Merger Offer. Although Validus believes that the election of our Nominees to the Transatlantic Board is an important step toward prompt consummation of the Validus Transaction Proposal, we are not asking Transatlantic stockholders to make a decision to tender their Transatlantic Shares pursuant to the Validus Exchange Offer or vote in favor of the Validus Merger Offer by means of this consent solicitation. Stockholders should be aware that, although Validus intends to vigorously pursue the consummation of the Validus Transaction Proposal, there is no guarantee that the Validus Transaction Proposal will be consummated even if our Nominees are elected to the Transatlantic Board.

Q:    Who can give a written consent to the Proposals?

A:    If you are a record owner of Transatlantic Shares (that is, you hold your Transatlantic Shares in your name on the books and records of Transatlantic) as of the close of business on                ,

2011, the record date for this consent solicitation (the "Record Date"), you have the right to consent to the Proposals. If your Transatlantic Shares are held in "street name" in the name of a broker, dealer, bank, trust company or other nominee, only it can execute a consent representing your Transatlantic Shares and only on receipt of your specific instructions. If you are a Transatlantic stockholder of record as of the Record Date, you will retain your right to deliver a written consent in favor of the Proposals even if you sell your Transatlantic Shares after the Record Date.

Q:    How many consents must be granted in favor of the Proposals to adopt them?

A:    The Proposals will be adopted and become effective when written, unrevoked consents signed by the holders of a majority of the outstanding Transatlantic Shares as of the close of business on the Record Date are delivered to Transatlantic (so long as such delivery is within 60 calendar days of the date of the earliest dated written consent delivered to Transatlantic). Based on the most recent information disclosed by Transatlantic, as of the Record Date, there were            Transatlantic Shares issued and outstanding. Based on this information, the written consent of the holders of at least          Transatlantic Shares is necessary to adopt the Proposals.

Although neither Proposal 3 nor Proposal 4 is subject to, or conditioned upon, the adoption of the other, if none of the existing members of the Transatlantic Board are removed pursuant to Proposal 3, there will be no vacancies to fill and none of the Nominees can be elected pursuant to Proposal 4. Accordingly, Validus will not be seeking to elect the Nominees pursuant to Proposal 4 unless Transatlantic stockholders also approve the removal, without cause, of one or more of the existing members of the Transatlantic Board. In addition, if fewer than five existing directors are removed pursuant to Proposal 3, such Nominees will not alone be able to cause Transatlantic to take any action (even if all Nominees are elected to the Transatlantic Board).

Q:    When is the deadline for submitting written consents?

A:    Validus urges you to submit your written consent as soon as possible so that its Nominees can be seated on the Transatlantic Board as soon as possible and consider the Validus Transaction Proposal and any other proposal that they deem to be in the best interests of Transatlantic stockholders. In order for the Proposals to be adopted, Transatlantic must receive the written, unrevoked consents signed by the holders of a majority of the outstanding Transatlantic Shares as of the close of business on the Record Date, within 60 calendar days of the date of the earliest dated written consent delivered to Transatlantic. Validus urges you to act promptly to ensure that your consent will count. Validus recommends that Transatlantic stockholders consent to all of the Proposals.

Q:    What should I do to consent?

A:    If you hold your Transatlantic Shares in record name, sign, date and return the enclosed BLUE consent card in the postage-paid envelope provided. In order for your consent to be valid, your BLUE consent card must be signed and dated.

If your Transatlantic Shares are held in the name of a broker, dealer, bank, trust company or other nominee, only it can execute a BLUE consent card with respect to your Transatlantic Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to promptly mark, sign, date and return the enclosed BLUE consent card in favor of all of the Proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Validus, care of Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

Additional information about submitting a BLUE consent card is set forth under the caption "Consent Procedures."

Q:    What if I do not return my BLUE consent card?

A:    If you are a record holder of Transatlantic Shares and do not sign, date and return a BLUE consent card, you will effectively be voting against the Proposals. If you hold your Transatlantic Shares in "street name" and do not contact your broker, dealer, commercial bank, trust company or other nominee to ensure that a BLUE consent card is submitted on your behalf, you will effectively be voting against the Proposals.

Validus urges you to act promptly to ensure that your consent will count. Validus recommends that Transatlantic stockholders consent to all of the Proposals.

Q:    What should I do if I decide to revoke my consent?

A:    You may revoke a signed and dated consent card at any time before the authorized action becomes effective by signing, dating and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a signed and subsequently dated consent card will constitute a revocation of any earlier written consent. The revocation may be delivered either to Validus in care of Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or such address as Transatlantic may provide. Although a revocation is effective if delivered to Transatlantic, Validus requests that you mail or deliver either the originals or copies of all revocations of consents to Innisfree M&A Incorporated at the address above. This will allow Validus to be aware of all revocations and more accurately determine if and when consents to effect the Proposals have been received from the requisite holders of record as of the Record Date.

Validus recommends that you NOT return any Revocation of Consent card that may be sent to you by Transatlantic.

Q:    Whom should I contact if I have questions about the solicitation?

A:    Please call or write Innisfree M&A Incorporated, the firm assisting Validus in this consent solicitation, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll Free: (877) 717-3929
Banks and Brokers May Call Collect: (212) 750-5833

IMPORTANT

        Regardless of how many or few Transatlantic Shares you own, your consent is very important. Please sign, date and return the enclosed BLUE consent card. VALIDUS RECOMMENDS THAT YOU CONSENT TO ALL OF THE PROPOSALS.

        Please return each BLUE consent card that you receive since each account must be consented separately.

CERTAIN INFORMATION REGARDING VALIDUS, TV HOLDINGS AND TV MERGER SUB

        Validus is a Bermuda exempted company, with its principal executive offices located at 29 Richmond Road, Pembroke, Bermuda HM 08. The telephone number of Validus is (441) 278-9000. Validus is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly owned subsidiaries, Validus Reinsurance, Ltd. ("Validus Re") and Talbot Holdings Ltd. ("Talbot"). Validus Re is a Bermuda-based reinsurer primarily focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Validus Shares are traded on the NYSE under the symbol "VR" and, as of                        , 2011, the last practicable date prior to the filing of this Consent Statement, Validus had a market capitalization of approximately $       billion. Validus has approximately 460 employees.

        TV Holdings is a Delaware limited liability company organized in connection with the acquisition of Transatlantic Shares and the Validus Transaction Proposal and has not carried on any activities other than in connection therewith. The principal offices of TV Holdings are located at 29 Richmond Road, Pembroke, Bermuda HM 08. The telephone number of TV Holdings is (441) 278-9000. TV Holdings is a wholly-owned subsidiary of Validus.

        TV Merger Sub is Delaware limited liability company organized in connection with the acquisition of Transatlantic Shares and the Validus Transaction Proposal and has not carried on any activities other than in connection therewith. The principal offices of TV Merger Sub are located at 29 Richmond Road, Pembroke, Bermuda HM 08. The telephone number of TV Merger Sub is (441) 278-9000. TV Merger Sub is a wholly-owned subsidiary of TV Holdings.

        It is not anticipated that TV Holdings or TV Merger Sub will have any significant assets or liabilities or engage in activities other than those incidental to its formation and capitalization and those necessary to consummate the Validus Transaction Proposal.

BACKGROUND OF THE CONSENT SOLICITATION

        Since Validus' formation in 2005, Validus has explored all available avenues for profitable growth, including evaluating opportunities for strategic acquisitions which fit Validus' criteria. In connection with such strategic evaluation, Validus has in the past had preliminary discussions with Transatlantic regarding a potential business combination transaction.

        On June 3, 2011, Edward J. Noonan, the Chief Executive Officer and Chairman of the Board of Directors of Validus, spoke by telephone with Robert F. Orlich, President, Chief Executive Officer and a Director of Transatlantic. Mr. Noonan discussed with Mr. Orlich a potential business combination transaction between Validus and Transatlantic.

        On June 7, 2011, Validus delivered a letter to Transatlantic reiterating its interest in exploring a business combination transaction with Transatlantic.

        On June 12, 2011, Transatlantic and Allied World announced that they had entered into the Allied World Acquisition Agreement.

        On July 7, 2011, Allied World filed the Allied World/Transatlantic Joint Proxy Statement/Prospectus on Form S-4 (as amended from time to time, the "Allied World/Transatlantic Joint Proxy Statement/Prospectus") with the SEC. The Allied World/Transatlantic Joint Proxy Statement/Prospectus purports to provide a summary of the events leading to Allied World and Transatlantic entering into the Allied World Acquisition Agreement.

        In the afternoon of July 12, 2011, Mr. Noonan placed a telephone call to Mr. Orlich. Mr. Noonan spoke to Mr. Orlich and stated that Validus would be making a proposal to acquire Transatlantic in a merger pursuant to which Transatlantic stockholders would receive 1.5564 Validus Shares in the merger and $8.00 per share in cash pursuant to a one-time special dividend from Transatlantic immediately prior to closing of the merger. Mr. Noonan also noted that while Validus preferred to work cooperatively with Transatlantic to complete a consensual transaction, it was also prepared to take the Validus Transaction Proposal directly to Transatlantic stockholders if necessary.

        Following this telephone call, in the evening of July 12, 2011, Validus delivered a proposal letter containing the Validus Merger Offer to the Transatlantic Board in care of Richard S. Press, Chairman of the Transatlantic Board, and Mr. Orlich and issued a press release announcing the Validus Merger Offer. The letter reads as follows:

  July 12, 2011

  Board of Directors of Transatlantic Holdings, Inc.
          c/o Richard S. Press, Chairman
          c/o Robert F. Orlich, President and Chief Executive Officer
  80 Pine Street
  New York, New York 10005

  Re:    Superior Proposal by Validus Holdings, Ltd. to Transatlantic Holdings, Inc.

  Dear Sirs:

  On behalf of Validus, I am pleased to submit this proposal to combine the businesses of Validus and Transatlantic through a merger in which Validus would acquire all of the outstanding stock of Transatlantic. Pursuant to our proposal, Transatlantic stockholders would receive 1.5564 Validus voting common shares in the merger and $8.00 per share in cash pursuant to a one-time special dividend from Transatlantic immediately prior to closing of the merger for each share of Transatlantic common stock they own. This combination, which is highly compelling from both a strategic and financial perspective, would create superior value for our respective shareholders.

  Based on our closing stock price on July 12, 2011, the proposed transaction provides Transatlantic stockholders with total consideration of $55.95 per share of Transatlantic common stock based on the Validus closing price on July 12, 2011, which represents a 27.1% premium to Transatlantic's closing price on June 10, 2011, the last trading day prior to the announcement of the proposed acquisition of Transatlantic by Allied World Assurance Company Holdings, AG. Our proposal also represents a 12.1% premium over the value of stock consideration to be paid to Transatlantic stockholders as part of the proposed acquisition of Transatlantic by Allied World based on the closing prices of Allied World and Validus shares on July 12, 2011. Additionally, our proposed transaction is structured to be tax-free to Transatlantic stockholders with respect to the Validus voting common shares they receive in the merger. The Allied World acquisition of Transatlantic is a fully-taxable transaction and does not include a cash component to pay taxes. Based on recent public statements by a number of significant Transatlantic stockholders, we believe that Transatlantic stockholders would welcome and support our proposed tax-free transaction, which provides higher value, both currently and in the long-term, to Transatlantic stockholders than Transatlantic's proposed acquisition by Allied World.

  Our Board of Directors and senior management have great respect for Transatlantic and its business. As you know from our previous outreaches to you and past discussions, including our recent conversation on June 3rd and our letter dated June 7th, Validus has been interested in exploring a mutually beneficial business combination with Transatlantic for some time. We continue to believe in the compelling logic of a transaction between Transatlantic and Validus. Each of us has established superb reputations with our respective brokers and ceding companies in the markets we serve. The Flaspöhler 2010 Broker Report rated Transatlantic #3 and Validus #7 for "Best Overall" reinsurer and Validus #4 and Transatlantic #7 for "Best Overall—Property Catastrophe." These parallel reputations for excellent service, creativity and underwriting consistency, when combined with the enhanced capital strength and worldwide scope of a combined Validus and Transatlantic, would afford us the opportunity to execute a transaction that would be mutually beneficial to our respective shareholders and customers, and more attractive than the proposed acquisition of Transatlantic by Allied World.

  We believe that our proposal clearly constitutes a "Superior Proposal" under the terms of the proposed Allied World merger agreement for the compelling reasons set forth below:

  1.
  Superior Value.    Our proposal of 1.5564 Validus voting common shares in the merger and $8.00 in cash pursuant to a pre-closing dividend for each share of Transatlantic common stock, which represents total consideration of $55.95 per share of Transatlantic common stock based on the Validus closing price on July 12, 2011, delivers a significantly higher value to Transatlantic stockholders than does the proposed acquisition of Transatlantic by Allied World. As noted above, as of such date, our proposal represents a 27.1% premium to Transatlantic's closing price on June 10, 2011, the last trading day prior to the announcement of the proposed acquisition of Transatlantic by Allied World, and a 12.1% premium over the value of stock consideration to be paid to Transatlantic stockholders in the proposed acquisition of Transatlantic by Allied World based on the closing prices of Allied World and Transatlantic shares on July 12, 2011. Our proposal also delivers greater certainty of value because it includes a meaningful pre-closing cash dividend payable to Transatlantic stockholders in contrast to the all-stock Allied World offer.

  2.
  Tax-Free Treatment.    In addition to the meaningful premium and cash consideration, the proposed transaction with Validus is structured to be tax-free to Transatlantic stockholders with respect to the Validus voting common shares they receive in the merger (unlike the fully-taxable proposed acquisition of Transatlantic by Allied World).

  3.
  Relative Ownership.    Upon consummation of the proposed transaction, Transatlantic stockholders would own approximately 48% of Validus' outstanding common shares on a fully-diluted basis.(1)

(1)
Fully diluted shares calculated using treasury stock method.

	Validus	Allied World
Total Shareholder Return Since Validus IPO(a)	+55%	+24%
Market Cap as of 6/10/11(b)	$3.0 billion	$2.2 billion
Average Daily Trading Volume (3 month)(c)	$27.6 million	$14.6 million
Average Daily Trading Volume (6 month)(d)	$22.4 million	$13.4 million
Price / As-Reported Diluted Book (Unaffected)(e)	0.97x	0.78x
Price / As-Reported Diluted Book (Current)(e)	0.98x	0.76x
Dividend Yield as of 6/10/11 (Unaffected)	3.3%(f)	2.6%(g)

(a)
Including dividends. Based on the closing prices on June 10, 2011 and July 24, 2007. Source: SNL.

(b)
"Market Cap as of 6/10/11" reflects Validus' and Allied World's unaffected market capitalization based on market prices of Validus and Allied World prior to the announcement of the Proposed Allied World Acquisition on June 12, 2011. As of September 12, 2011, Validus' market capitalization was $2.4 billion and Allied World's market capitalization was $2.0 billion.

(c)
Three months prior to June 12, 2011, date of announcement of proposed Allied World acquisition of Transatlantic. Source: Bloomberg.

(d)
Six months prior to June 12, 2011, date of announcement of proposed Allied World acquisition of Transatlantic. Source: Bloomberg.

(e)
Based on March 31, 2011 GAAP diluted book value per share. Unaffected price / as-reported diluted book value measured prior to June 12, 2011 announcement of proposed Allied World acquisition of Transatlantic. Current is as of closing prices of Validus and Allied World stock on July 12, 2011.

(f)
Based on $0.25 per share quarterly dividend, as announced May 5, 2011.

(g)
Based on $0.375 per share quarterly dividend, as disclosed in Allied World Form 8-K dated June 15, 2011.
  4.
  Superior Currency.    Validus' voting common shares have superior performance and liquidity characteristics compared to Allied World's stock:

    Moreover, Validus has maintained a premium valuation on a diluted book value per share multiple basis relative to its peers over the past two years, including Allied World. Our commitment to transparency and shareholder value creation has allowed us to build a long-term institutional shareholder base, even as our initial investors have reduced their ownership in Validus.

  5.
  Robust Long-Term Prospects.    We believe that a combined Validus and Transatlantic would be a superior company to Allied World following its acquisition of Transatlantic:

  •
  Strategic Fit:

  –
  The combination of Validus' strong positions in Bermuda and London and Transatlantic's operations in the United States, continental Europe and Asia would produce a rare example of a complementary business fit with minimal overlap.

  –
  This combination will produce a well-diversified company that will be a global leader in reinsurance.

  –
  This combination will solidify Validus' leadership in property catastrophe, with pro forma managed catastrophe premiums of over $1 billion,(2) while remaining within Validus' historical risk appetite. Validus has significant experience assimilating catastrophe portfolios, most recently its acquisition of IPC Holdings, Ltd. in 2009.

(2)
Based on property catastrophe gross premiums written for Validus and net premiums written for Transatlantic in 2010. Pro forma for Validus ($572 million), Transatlantic ($431 million) and AlphaCat Re 2011 ($43 million).

    –
    Finally, we believe that there is a natural division of expertise among our key executives in line with our complementary businesses.

  •
  Size and Market Position:  This combination would create a geographically diversified company with a top six reinsurance industry position on a pro forma basis,(3) and makes the combined company meaningfully larger than many of the companies considered to be in our mutual peer group. Our merged companies would have gross premiums written over the last twelve months of approximately $6.1 billion as of March 31, 2011.
(3)
Ranked by 2009 net premiums written and excluding the Lloyd's market per Standard & Poor's Global Reinsurance Highlights 2010.

    –
    As the level of capital required to support risk will continue to rise globally, we believe that size will become an even more important competitive advantage in the reinsurance market. The recent renewals at June 1 and July 1, 2011 reinforced this belief as Validus was able to significantly outperform market rate levels—which we believe was a result of our size, superior analytics and our ability to structure private transactions at better than market terms, while not increasing our overall risk levels.

    •
    Significant Structural Flexibility:  Given jurisdiction, size and market position benefits, a combined Validus and Transatlantic would have significant structural flexibility, including its ability to optimally deploy capital globally in different jurisdictions, e.g., through targeted growth initiatives and/or capital management.

    •
    Global, Committed Leader in Reinsurance:  Validus has a superior business plan for the combined company that will drive earnings by capturing the best priced segments of the reinsurance market. A combined Validus / Transatlantic would derive a majority of its premiums from short-tail lines and 17% of premiums written from property catastrophe (compared to 10% for Allied World / Transatlantic).(4) Validus believes this business mix allows for optimal cycle management as the attractive pricing in short tail reinsurance will allow the combined company to better position itself for the eventual upturn in long tail lines. Validus also intends to fortify Transatlantic's reserve position through a planned $500 million pre-tax reserve strengthening.

(4)
Based on gross premiums written for Validus and net premiums written for Transatlantic in 2010.

  We have reviewed the Allied World merger agreement and would be prepared to enter into a merger agreement with Transatlantic that includes substantially similar non-price terms and conditions as the Allied World merger agreement. We are also open to discussing an increase to the size of Validus' Board of Directors to add representation from the Transatlantic Board of Directors. In order to facilitate your review of our proposal, we have delivered to you a draft merger agreement.

  Additionally, we expect that the proposed transaction with Validus would be subject to customary closing conditions, including the receipt of domestic and foreign antitrust and insurance regulatory approvals and consents in the United States and other relevant jurisdictions. Based upon discussions with our advisors, we anticipate that all necessary approvals and consents can be completed in a timely manner and will involve no undue delay in comparison to Transatlantic's proposed acquisition by Allied World.

  Validus expects that the pre-closing special dividend would be financed entirely by new indebtedness incurred by Transatlantic. As such, Validus has received a highly confident letter from J.P. Morgan Securities LLC in connection with the arrangement of the full amount of financing required for the Transatlantic pre-closing special dividend.

  Validus has completed two large acquisitions since 2007, and has a proven track record of assimilating and enhancing the performance of businesses that it acquires to create additional value for shareholders. As such, we are confident that we will be able to successfully integrate Transatlantic's and Validus' businesses in a manner that will quickly maximize the benefits of the transaction for our respective shareholders.

  Given the importance of our proposal to our respective shareholders, we feel it appropriate to make this letter public. We believe that our proposal presents a compelling opportunity for both our companies and our respective shareholders, and look forward to the Transatlantic Board of Directors' response by July 19, 2011. We are confident that, after the Transatlantic Board of Directors has considered our proposal, it will agree that our terms are considerably more attractive to Transatlantic stockholders than the proposed acquisition of Transatlantic by Allied World and that our proposal constitutes, or is reasonably likely to lead to, a "Superior Proposal" under the terms of Transatlantic's merger agreement with Allied World.

  We understand that, after the Transatlantic Board of Directors has made this determination and provided the appropriate notice to Allied World under the merger agreement, it can authorize Transatlantic's management to enter into discussions with us and provide information to us. We are prepared to immediately enter into a mutually acceptable confidentiality agreement, and we would be pleased to provide Transatlantic with a proposed confidentiality agreement.

  We understand that the terms of Transatlantic's merger agreement with Allied World do not currently permit Transatlantic to terminate the merger agreement in order to accept a "Superior Proposal," but rather Transatlantic has committed to bring the proposed acquisition of Transatlantic by Allied World to a stockholder vote. We are prepared to communicate the benefits of our proposal as compared to Allied World's proposed acquisition of Transatlantic directly to Transatlantic stockholders. In addition, while we would prefer to work cooperatively with the Transatlantic Board of Directors to complete a consensual transaction, we are prepared to take our proposal directly to Transatlantic stockholders if necessary.

  We have already reviewed Transatlantic's publicly available information and would welcome the opportunity to review the due diligence information that Transatlantic previously provided to Allied World. We are also prepared to give Transatlantic and its representatives access to Validus' non-public information for purposes of the Transatlantic Board of Director's due diligence review of us.

  Our Board of Directors has unanimously approved the submission of this proposal. Of course, any definitive transaction between Validus and Transatlantic would be subject to the final approval of our Board of Directors, and the issuance of Validus voting common shares contemplated by our proposal will require the approval of our shareholders. We do not anticipate any difficulty in obtaining the required approvals and are prepared to move forward promptly at an appropriate time to seek these approvals.

  This letter does not create or constitute any legally binding obligation by Validus regarding the proposed transaction, and, other than any confidentiality agreement to be entered into with Transatlantic, there will be no legally binding agreement between us regarding the proposed transaction unless and until a definitive merger agreement is executed by Transatlantic and Validus.

  We believe that time is of the essence, and we, our financial advisors, Greenhill & Co., LLC and J.P. Morgan Securities LLC, and our legal advisor, Skadden, Arps, Slate Meagher & Flom LLP, are prepared to move forward expeditiously with our proposal to pursue this transaction. We believe that our proposal presents a compelling opportunity for both companies and our respective shareholders, and we look forward to receiving your response by July 19, 2011.

Sincerely,
/s/ Edward J. Noonan Edward J. Noonan Chairman and Chief Executive Officer

        On the morning of July 13, 2011, Transatlantic issued a press release acknowledging receipt of the letter from Validus containing the Validus Merger Offer and a separate press release announcing the record date for its extraordinary general meeting of its stockholders relating to the merger of Acquisition Sub with and into Transatlantic, with Transatlantic continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Allied World (the "Proposed Allied World Acquisition") as of the close of business on July 22, 2011.

        Also on the morning of July 13, 2011, Allied World issued a press release announcing the record date for its extraordinary general meeting of its shareholders relating to the Proposed Allied World Acquisition as of the close of business on July 22, 2011 and the early termination of the antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

"HSR Act"), in connection with the Proposed Allied World Acquisition, satisfying a condition to the Proposed Allied World Acquisition.

        On the afternoon of July 17, 2011, Validus delivered supplemental materials relating to the superior economics and other benefits of the Validus Merger Offer to the Transatlantic Board and, in the evening of July 17, 2011, Validus issued a press release describing the supplemental materials.

        On July 18, 2011, Validus filed a Notification and Report Form with the federal antitrust authorities under the HSR Act relating to the Validus Transaction Proposal. On August 17, 2011 at 11:59 p.m. Eastern time, the applicable waiting period under the HSR Act for the acquisition by Validus of Transatlantic Shares pursuant to the Validus Transaction Proposal or other transaction with Transatlantic expired.

        On July 19, 2011, Transatlantic issued a press release announcing that the Transatlantic Board determined that the Validus Merger Offer does not constitute a "superior proposal" under the terms of the Allied World Acquisition Agreement and reaffirmed its support of the Proposed Allied World Acquisition. However, Transatlantic also announced that the Transatlantic Board had determined that the Validus Merger Offer is reasonably likely to lead to a "superior proposal" and that the failure to enter into discussions regarding the Validus Merger Offer would result in a breach of the Transatlantic Board's fiduciary duties under applicable law.

        On the morning of July 23, 2011, following the expiration of a three business days' notice period under the Allied World Acquisition Agreement, Transatlantic delivered a form of confidentiality agreement for Validus' execution as a precondition to the commencement of discussions and exchange of confidential information. The form of confidentiality agreement included standstill provisions that would have prevented Validus from making the Validus Exchange Offer directly to Transatlantic stockholders.

        On the evening of July 23, 2011, in-house and outside counsel from Transatlantic (Gibson, Dunn & Crutcher LLP) and Validus (Skadden, Arps, Slate, Meagher & Flom LLP) spoke via telephone to discuss the form of confidentiality agreement delivered by Transatlantic earlier that day. On this call, Transatlantic and Validus were unable to come to agreement regarding the removal of the restrictive standstill provisions. Later that evening, Validus delivered a form of confidentiality agreement to Transatlantic that it would be prepared to execute.

        On the morning of July 25, 2011, Validus sent a letter to the Transatlantic Board regarding Transatlantic's refusal to enter into a confidentiality agreement that would not foreclose Validus from pursuing its proposal for Transatlantic and informed the Transatlantic Board that Validus was commencing the Validus Exchange Offer that morning.

        On July 25, 2011, Validus commenced the Validus Exchange Offer and issued a press release announcing the commencement of the Validus Exchange Offer and repeating the text of the letter that it sent to the Transatlantic Board earlier that morning.

        On the morning of July 28, 2011, Transatlantic filed a Schedule 14d-9 announcing, among other things, that the Transatlantic Board reaffirmed its support of the Proposed Allied World Acquisition and recommended that Transatlantic stockholders reject the Validus Exchange Offer and not tender their Transatlantic Shares pursuant to the Validus Exchange Offer.

        Also on the morning of July 28, 2011, Transatlantic filed a Form 8-K with the SEC announcing that it had adopted a stockholder rights plan, which has a term of one year and a 10% beneficial ownership threshold.

        Additionally, on the morning of July 28, 2011, Transatlantic announced that it had filed a complaint against Validus in the United States District Court for the District of Delaware, alleging that Validus violated the securities laws by making false and misleading statements to Transatlantic stockholders in connection with the Validus Exchange Offer and its opposition to the Proposed Allied World Acquisition. Validus believes that this action is meritless. On August 10, 2011, Validus moved to dismiss this complaint for failure to state a claim. Transatlantic amended its complaint on September 13, 2011 to, among other things, add Mr. Noonan and Joseph E. (Jeff) Consolino, Validus' President and Chief Financial Officer, as defendants. Validus believes the amended complaint is meritless and intends to vigorously defend against the claims asserted.

        On the afternoon of July 28, 2011, Validus issued a press release reiterating that the Validus Exchange Offer is superior to the Proposed Allied World Acquisition and challenging misleading statements that had been made by Transatlantic earlier that day.

        On August 2, 2011, Validus obtained amendments to its applicable credit facilities necessary for satisfying a condition to the Validus Exchange Offer.

        Also on August 3, 2011, Validus filed with the SEC a preliminary proxy statement with respect to a special meeting of Validus shareholders at which Validus will seek the approval of the issuance of shares of Validus common shares in connection with a Validus Transaction Proposal.

        On August 4, 2011, at Transatlantic's request, Mr. Noonan and Mr. Consolino met with Mr. Orlich and Michael Sapnar, Transatlantic's Executive Vice President and Chief Operating Officer, to discuss the potential terms of a confidentiality agreement between Validus and Transatlantic.

        On August 5, 2011, at Validus' request, representatives of Skadden, Arps and Gibson Dunn met to discuss the potential terms of a confidentiality agreement between Validus and Transatlantic.

        On August 10, 2011, Validus filed a complaint in the Court of Chancery of the State of Delaware against Transatlantic, the members of the Transatlantic Board, and Allied World. The complaint alleges that Transatlantic directors have breached and are breaching their fiduciary duties by refusing to recommend against the Proposed Allied World Acquisition, refusing to engage Validus in discussions about the Validus Merger Offer, and making false and misleading statements and omissions in connection with seeking stockholder approval of the Proposed Allied World Acquisition. The complaint also alleges that Allied World has aided and abetted these breaches of fiduciary duty. On August 16, 2011, Validus filed a motion seeking (i) a preliminary injunction seeking a declaratory judgment regarding Transatlantic's interpretation of Section 5.5(e) of the Allied World Acquisition Agreement and whether the Transatlantic Board has breached its fiduciary duties by refusing to enter into discussions and exchange information with Validus and (ii) expedited discovery in connection with the preliminary injunction hearing. On August 25, 2011, Validus withdrew, without prejudice, its motion for a declaratory judgment and expedited discovery.

        Also on August 10, 2011, Validus sent a letter to the Transatlantic Board regarding the above referenced Delaware Chancery Court complaint and notifying the Transatlantic Board that Validus' outside legal counsel, Skadden, Arps, would be delivering to Transatlantic's outside legal counsel, Gibson Dunn, an executed one-way confidentiality agreement that would permit Transatlantic to receive and review non-public information regarding Validus, and which would not contain a standstill or prevent Transatlantic from disclosing such information as it may be legally required. That same day, Skadden, Arps delivered to Gibson Dunn the above referenced executed one-way confidentiality agreement. Transatlantic has refused to enter into this one-way confidentiality agreement.

        On August 19, 2011, Validus filed with the SEC Amendment No. 1 to its proxy statement with respect to a special meeting of Validus shareholders at which Validus will seek the approval of the issuance of Validus Shares in connection with a Validus Transaction Proposal.

        On August 19, 2011 Validus' Registration Statement on Form S-4 relating to the Validus Exchange Offer was declared effective by the SEC.

        On August 22, 2011, Validus filed with the SEC its definitive proxy statement with respect to soliciting votes against the Allied World Acquisition Agreement and related proposals.

        On September 9, 2011, Institutional Shareholder Services, the nation's leading independent proxy voting and corporate governance advisory firm, issued a report recommending that Transatlantic stockholders vote against the adoption of the Allied World Acquisition Agreement and the Transatlantic special stockholder meeting adjournment proposal.

REASONS FOR THE CONSENT SOLICITATION

        The current Transatlantic Board has not supported and has taken actions to thwart the Validus Transaction Proposal. These actions include: (i) asserting barriers designed to prevent Transatlantic from entering into good faith discussions with Validus, (ii) the adoption of the Transatlantic poison pill, (iii) the commencement of litigation that Validus believes is meritless, and (iv) the amendment of the Bylaws in order to give the Transatlantic Board more control over Transatlantic stockholder meetings. In addition, the Transatlantic Board has refused to enter into a one-way confidentiality agreement proposed by Validus that would permit Transatlantic to conduct due diligence on Validus in order to facilitate Transatlantic's understanding of the Validus Transaction Proposal. Validus believes that these actions, combined with Transatlantic's refusal to enter into discussions with Validus, demonstrate the clear need for replacement of the current Transatlantic Board.

        We believe that election of the Nominees will signal that a majority of Transatlantic stockholders favor the Transatlantic Board taking such actions that are in the best interests of Transatlantic stockholders, including (i) rendering the Transatlantic poison pill inapplicable to Validus and the Validus Transaction Proposal, (ii) approving the Validus Transaction Proposal under Section 203 of the DGCL and (iii) entering into discussions with Validus regarding a definitive transaction agreement with Validus.

        If the Nominees are elected, we plan to propose to them that an agreement and plan of merger be entered into pursuant to which the Validus Transaction Proposal would proceed. Such merger agreement would provide for a two-step transaction on the terms of the Validus Exchange Offer pursuant to which (i) we would commit to complete a second-step merger at the same cash and stock consideration per share contemplated by the Validus Exchange Offer, and (ii) Transatlantic would grant us a customary "top-up option." This "top-up option"—common in merger agreements that contemplate first-step tender offers—would, if necessary, allow us to move from majority ownership as a result of the Validus Exchange Offer to 90% ownership so that we can complete a short-form merger under Delaware law very promptly after our payment to tendering Transatlantic stockholders and thereby pay non-tendering Transatlantic stockholders their merger consideration substantially more quickly. Although we believe that the Nominees will determine that entering into such an agreement is in accordance with their fiduciary duties to Transatlantic stockholders, there is no guarantee that they will do so or, if they determine to do so, whether they will seek to enter into such a merger agreement on a prompt basis.

THE PROPOSALS

        Validus is soliciting consents from Transatlantic stockholders in favor of all of the following Proposals:

Proposal 1—Amend the Bylaws to Expressly Provide that Transatlantic Stockholders May Fill Vacancies on the Transatlantic Board

        Proposal 1 is an amendment to Article III, Section 3.3 of the Bylaws to expressly provide that Transatlantic stockholders may fill any vacancies, however caused, on the Transatlantic Board and provide that only Transatlantic stockholders are entitled to fill vacancies on the Transatlantic Board created as a result of the removal of a director by Transatlantic stockholders. Presently, Transatlantic stockholders may fill vacancies on the Transatlantic Board if there are no directors remaining in office. Section 109(a) of the DGCL and Article VII, Section 7.9 of the Bylaws permit Transatlantic stockholders to amend the Bylaws by a majority of the voting power of all of the outstanding Transatlantic Shares.

        The following is the text of Proposal 1:

        "RESOLVED, that Article III, Section 3.3 of the Bylaws is hereby amended and restated as follows:

        Section 3.3 Filling Vacancies.    Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled by (i) the affirmative vote of a majority of the remaining directors entitled to vote, even if the remaining directors may constitute less than a quorum of the Board of Directors, or (ii) by the stockholders; provided, however, that any vacancy occurring as a result of a director being removed from office by the stockholders shall only be filled by the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of stockholders called for that purpose."

        Article III, Section 3.3 presently reads as follows:

        "Section 3.3 Filling Vacancies.    Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled only by the affirmative vote of a majority of the remaining directors entitled to vote, even if the remaining directors may constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of stockholders called for that purpose."

        Proposal 1 would amend Article III, Section 3.3 of the Bylaws to read as follows (deletions are indicated by strikeouts and additions are indicated by double underlines):

        "Section 3.3 Filling Vacancies.    Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled by (i) the affirmative vote of a majority of the remaining directors entitled to vote, even if the remaining directors may constitute less than a quorum of the Board of Directors, or (ii) by the stockholders; provided, however, that any vacancy occurring as a result of a director being removed from office by the stockholders shall only be filled by the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of stockholders called for that purpose."

        VALIDUS URGES YOU TO CONSENT TO PROPOSAL 1.

 Proposal 2—Repeal Subsequent Amendments to the Bylaws

        Proposal 2 is a proposal to repeal any provision of the Bylaws in effect at the time Proposal 2 becomes effective (other than the amendment contemplated by Proposal 1) that was not included in the Bylaws filed by Transatlantic with the SEC on July 28, 2011.

        The following is the text of Proposal 2:

        "RESOLVED, that any changes to the amended and restated bylaws of Transatlantic Holdings, Inc. filed with the Securities and Exchange Commission on July 28, 2011 (other than any changes contemplated by Proposal 1 described in the Consent Statement of Validus Holdings, Ltd., TV Holdings LLC and TV Merger Sub, LLC, dated                     , 2011) be and are hereby repealed."

        Validus believes that any change to the Bylaws adopted after July 28, 2011 (other than the amendment contemplated by Proposal 1) could serve to limit the ability of the Nominees to pursue the best interests of Transatlantic and its stockholders. If the current Transatlantic Board does not effect any change to the Bylaws, Proposal 2 will have no effect. However, if the current Transatlantic Board effects any further change to the Bylaws, which the current Transatlantic Board may be empowered to do without stockholder approval, Proposal 2, if adopted, will restore the Bylaws to their form as of July 28, 2011, without considering the nature of any changes the current Transatlantic Board may have effected. As a result, Proposal 2 could have the effect of repealing bylaw amendments which one or more Transatlantic stockholders may consider to be beneficial to them or to Transatlantic. However, Proposal 2 will not preclude the Nominees, if elected, from reconsidering any repealed Bylaw changes following the consent solicitation. Validus is not currently aware of any specific provisions of the Bylaws that would be repealed by the adoption of Proposal 2.

        VALIDUS URGES YOU TO CONSENT TO PROPOSAL 2.

 Proposal 3—Removal of Directors

        Proposal 3 is to remove, without cause, the following seven members of the Transatlantic Board (and any person or persons, other than those elected by this consent solicitation, elected, appointed or designated by the Transatlantic Board to fill any vacancy or newly created directorship on or after                    , 2011 and prior to the time that any of the actions proposed to be taken by this consent solicitation become effective): Richard S. Press, Stephen P. Bradley, Ian H. Chippendale, John G. Foos, John L. McCarthy, Robert F. Orlich and Michael C. Sapnar. Such seven individuals constitute the only current members of the Transatlantic Board.

        The following is the text of Proposal 3:

        "RESOLVED, that each of the seven (7) directors of Transatlantic Holdings, Inc., Richard S. Press, Stephen P. Bradley, Ian H. Chippendale, John G. Foos, John L. McCarthy, Robert F. Orlich and Michael C. Sapnar, and each person, if any, nominated, appointed or elected by the board of directors of Transatlantic Holdings, Inc. prior to the effectiveness of this resolution to become a member of the board of directors of Transatlantic Holdings, Inc. at any future time or upon any event, be and hereby is removed."

        Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by holders of a majority of the shares then entitled to vote at an election of directors, except in certain cases involving corporations with classified boards or cumulative voting for directors. Because the Transatlantic Board is not classified and Transatlantic does not have cumulative voting for directors, Transatlantic stockholders may remove members of the Transatlantic Board, without cause, pursuant to this consent solicitation.

        Although neither Proposal 3 nor Proposal 4 is subject to, or conditioned upon, the adoption of the other, if none of the existing members of the Transatlantic Board is removed pursuant to Proposal 3, there will be no vacancies to fill and none of the Nominees can be elected pursuant to Proposal 4. Accordingly, Validus will not be seeking to elect the Nominees pursuant to Proposal 4 unless Transatlantic stockholders also approve the removal, without cause, of one or more of existing members of the Transatlantic Board pursuant to this Proposal 3.

        VALIDUS URGES YOU TO CONSENT TO PROPOSAL 3.

 Proposal 4—Election of the Nominees

        Proposal 4 is to elect the three Nominees to the Transatlantic Board to serve as directors of Transatlantic until the next annual meeting of Transatlantic stockholders and until their successors are duly elected and qualified. If Proposal 3 is approved, Validus has nominated three individuals to fill the available seats on the Transatlantic Board, and if all of the then existing members of the Transatlantic Board are removed and if the Nominees are elected, they will constitute the full membership of the Transatlantic Board. See the information set forth under the caption "Consent Procedures" for further details relating to the election of the Nominees if fewer than all existing directors are removed pursuant to Proposal 3.

        The following is the text of Proposal 4:

        "To elect each of the following three (3) individuals to serve as a director of Transatlantic Holdings, Inc.: Raymond C. Groth, Paul G. Haggis, and Thomas C. Wajnert."

        The Nominees have furnished the following information regarding their principal occupations and certain other matters. The ages of the Nominees are given as of                    , 2011.

        Mr. Groth, 64, has been an Adjunct Professor of Business Administration at The Fuqua School of Business, Duke University since March 2001. From June 1994 to March 2001, Mr. Groth worked at First Union Securities, Inc., now called Wachovia Securities; Mr. Groth was a Managing Director in the Merger and Acquisition Group from 1994-2001, and Group Head from 1994 to 1998. Mr. Groth held several positions in the investment banking department of The First Boston Corporation, now called Credit Suisse, from September 1979 to March 1992. From June 1972 to August 1979, Mr. Groth was an associate with Cravath, Swaine & Moore LLP. Mr. Groth served as a director of Specialty Underwriters' Alliance, Inc. from May 2004 until it was acquired by Tower Group, Inc. in November 2009. The specific experience, qualifications, attributes and skills that Validus believes Mr. Groth will bring to the Transatlantic Board are as follows: Mr. Groth has experience as a director of a publicly traded property and casualty insurance company (including participation as a board member in the oversight of a strategic sale of such company) and has significant expertise in accounting, corporate finance and general business matters.

        Mr. Haggis, 59, has been Chairman of Alberta Enterprise Corp. since March 2009. Mr. Haggis was President and Chief Executive Officer of the Ontario Municipal Employees Retirement System from September 2003 to May 2007. In 2003, Mr. Haggis was President and Chief Executive Officer of Princeton Developments Ltd. and served as interim Chief Executive Officer of the Public Sector Pension Investment Board. In 2002, Mr. Haggis was Executive Vice President of Development and Chief Credit Officer of Manulife Financial Corporation. From 1996 to 2001, Mr. Haggis was President and Chief Executive Officer of ATB Financial. From 1988 to 1996, Mr. Haggis worked at MetLife, Inc.; Mr. Haggis was Chief Operating Officer of Canadian Operations from 1995 to 1996. Mr. Haggis has served as Director of Advantage Energy Trust since November 2008, where he currently serves as Chairman of the audit committee, and C.A. Bancorp since February 2009, where he currently serves as Chairman of the Board of Directors. Mr. Haggis also serves as a Director and Chairman of the investment committee of the Insurance Corporation of British Columbia. The specific experience, qualifications, attributes and skills that Validus believes Mr. Haggis will bring to the Transatlantic Board are as follows: Mr. Haggis has extensive experience as an investor and financial professional, as well as a senior executive officer and director of public companies.

        Mr. Wajnert, 68, has been providing advisory services since January 1999 and has been a Senior Managing Director of The Alta Group, LLC, a global consulting organization providing advisory services to the financial services industry since January 2011. He served as a Senior Advisor to Irving Place Capital Partners, formerly known as Bear Stearns Merchant Banking LLC, from July 2006 to December 2010. Mr. Wajnert was Managing Director of Fairview Advisors, LLC, a merchant bank he had co-founded, from January 2002 to July 2006. From 2001 to 2002, Mr. Wajnert was a Principal at The Alta Group. Mr. Wajnert was Chairman and Chief Executive Officer of SEISMIQ, Inc., a provider of advanced technology to the commercial finance and leasing industry, from its founding in April 2000 until December 2001. Mr. Wajnert was also Chairman of EPIX Holdings, Inc., a professional employer organization, from March 1998 until November 2000, where Mr. Wajnert served as Chief Executive Officer from March 1998 to April 1999. Previously, Mr. Wajnert was Chairman of the Board of Directors from January 1992 until December 1997, and Chief Executive Officer from November 1984 until December 1997, of AT&T Capital Corporation, a commercial finance and leasing company. Mr. Wajnert was self-employed from December 1997 to March 1998. Mr. Wajnert currently serves on the Boards of Directors of Reynolds America, Inc., UDR, Inc., the St. Helena Hospital Foundation, and FGIC, Inc. Mr. Wajnert has also served on the Boards of Directors of JLG Industries, Inc., and NYFIX, Inc. The specific experience, qualifications, attributes and skills that Validus believes Mr. Haggis will bring to the Transatlantic Board are as follows: Mr. Wajnert has significant investment and senior level management experience with financial services companies. Additionally, Mr. Wajnert has served in the past and currently serves on the board of directors of several publicly traded companies.

        Validus believes that each of the Nominees is independent within the meaning of NYSE listing standards and is not currently affiliated with Transatlantic or any of its subsidiaries. Consequently, Validus believes that if the Nominees are elected a constitute a majority of the Transatlantic Board, a majority of the directors of the Transatlantic Board will be independent within the meaning of the NYSE listing standards, and there will be a sufficient number of independent directors to serve on the Transatlantic Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. If the Nominees are elected, the chairman of the Transatlantic Board and the composition of the Transatlantic Board's committees will be determined by the Transatlantic Board.

        Each of the Nominees has consented to being named as a nominee in this Consent Statement and to serve on the Transatlantic Board as a director of Transatlantic if elected pursuant to this consent solicitation. Validus believes that, because the Transatlantic Board is not classified, any Nominee who is elected will be elected to fulfill the term in office of the director whom such Nominee is replacing and until such Nominee's successor is duly elected and qualified. Validus does not expect that any of the Nominees will be unable to stand for election to the Transatlantic Board or to serve as a director if elected. In the event that a vacancy in Validus' slate of nominees should occur unexpectedly, Validus may appoint a substitute candidate that it selects.

        Validus reserves the right to nominate or substitute additional persons if Transatlantic makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees. The nomination or substitution of additional persons as nominees by Validus in this consent solicitation is not subject to the advance notice timing provisions of the Bylaws.

        If elected, the Nominees will be responsible for managing the business and affairs of Transatlantic. Each director of Transatlantic has an obligation under the DGCL to discharge his or her duties as a director on an informed basis, in good faith, with due care and in a manner that the director honestly believes to be in the best interests of Transatlantic and the Transatlantic stockholders. It is possible that circumstances may arise in which the interests of Validus, on the one hand, and the interests of other stockholders of Transatlantic, on the other hand, may differ. In any such case, Validus expects the Nominees to fully discharge their obligations to Transatlantic and Transatlantic stockholders under Delaware law.

        Validus has entered into substantially identical indemnity and nominee letter agreements (the "Nominee Agreements") with the Nominees pursuant to which it has agreed to indemnify such Nominees, to the fullest extent permitted by Delaware and other applicable law, against, and to hold such Nominees harmless from, any and all liabilities, losses, claims, damages, suits, actions, judgments and reasonable costs and expenses actually incurred by such Nominees (including reasonable attorneys' fees and expenses) (collectively, "Losses") asserted against, resulting from, imposed upon, or incurred or suffered by such Nominees, directly or indirectly, based upon, arising out of or relating to (i) serving as a nominee of Validus, (ii) being a "participant in a solicitation" (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in connection with the solicitation of consents by Validus, and (iii) being otherwise involved in the solicitation of consents by Validus. However, Validus is not obligated to indemnify such Nominees for (a) any action taken or omission by such Nominees or on such Nominees' behalf that occurs subsequent to certification of the results relating to the solicitation of consents by Validus or such earlier time as any such Nominee is no longer a Nominee, or (b) any actions taken or inactions by such Nominees as a director of Transatlantic, if such Nominees are elected. In addition, Validus is not obligated to indemnify such Nominees to the extent of any Losses that (I) arise out of any materially inaccurate written information supplied by such Nominees or on such Nominees' behalf for inclusion in any filings made with any federal or state governmental agency, including any materials related to the solicitation of consents by Validus, or (II) are found in a final judgment by a court, not subject to further appeal, to have resulted from bad faith or willful misconduct on the part of such Nominees. Validus has also agreed to pay each Nominee a one-time fee of $40,000 in cash, in two installments as follows: (A) $20,000 upon execution of the letter agreement; and (B) $20,000 upon the mailing to Transatlantic stockholders of this Consent Statement in its definitive form. Finally, Validus has agreed to reimburse each Nominee for his reasonable and documented out-of-pocket expenses (including travel expenses, if any, and any reasonable legal fees and expenses) directly related to his participation in any solicitation of consents by Validus, up to an aggregate maximum of $5,000.

        The Nominees will not receive any compensation from Validus for their services as directors of Transatlantic if elected. Each of the Nominees, if elected, will be entitled to receive from Transatlantic compensation paid by Transatlantic to its non-employee directors. The compensation currently paid by Transatlantic to its non-employee directors is described in Transatlantic's proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 8, 2011, a summary of which is set forth on Annex A.

        Although neither Proposal 3 nor Proposal 4 is subject to, or conditioned upon, the adoption of the other, if none of the existing members of the Transatlantic Board are removed pursuant to Proposal 3, there will be no vacancies to fill and none of the Nominees can be elected pursuant to Proposal 4. Accordingly, Validus will not be seeking to elect the Nominees pursuant to Proposal 4 unless the Transatlantic stockholders also approve the removal, without cause, of one or more of the existing members of the Transatlantic Board pursuant to Proposal 3.

        VALIDUS URGES YOU TO CONSENT TO PROPOSAL 4.

 CERTAIN INFORMATION REGARDING THE VALIDUS TRANSACTION PROPOSAL

The Validus Merger Offer

        On July 12, 2011, Validus publicly announced that it had delivered the Validus Merger Offer to the Transatlantic Board to combine the businesses of Validus and Transatlantic through a merger transaction in which Validus would acquire all of the issued and outstanding Transatlantic Shares. The Validus Merger Offer contemplates that Transatlantic stockholders would receive 1.5564 Validus Shares in the merger and $8.00 per share in cash pursuant to a one-time special dividend from Transatlantic immediately prior to closing of the merger for each Transatlantic Share they own.

        Validus expects that the pre-closing special dividend would be financed entirely by new indebtedness incurred by Transatlantic. As noted in its July 12, 2011 letter to the Transatlantic Board, Validus has received a highly confident letter from J.P. Morgan Securities LLC in connection with the arrangement of the full amount of financing required for the Transatlantic pre-closing special dividend. Validus has not engaged in substantive discussions with Transatlantic regarding the Validus Merger Offer, including with respect to the indebtedness to be incurred to finance the $8.00 per share cash dividend to be paid by Transatlantic. Although Validus believes that such indebtedness will not materially impact the operations of Transatlantic or the combined company, such indebtedness will require that certain future cash flows of Transatlantic be used to make interest and debt service payments and to that extent will have an impact on the future performance of Validus' wholly-owned subsidiary Transatlantic.

        The Validus Merger Offer is expected to be tax-advantageous to Transatlantic stockholders who have a tax basis in their Transatlantic Shares such that the amount of tax due with respect to the capital gain recognized under the Proposed Allied World Acquisition exceeds the amount of tax due with respect to the $8.00 dividend offered in the Validus Merger Offer. The dividend offered under the Validus Merger Offer may be subject to withholding taxes for non-U.S. stockholders of Transatlantic, although many such non-U.S. stockholders may be eligible for a reduced rate of withholding tax, or an elimination of withholding tax. In addition to being fully taxable, the Proposed Allied World Acquisition does not contain a cash component with which Transatlantic stockholders may pay their taxes. Because individual circumstances may differ, Validus urges Transatlantic stockholders to consult with their own tax advisors as to the specific tax consequences of the Validus Merger Offer and the Validus Exchange Offer, including the applicability of U.S. federal, state, local, non-U.S. and other tax laws.

        As part of the Validus Merger Offer, and through a submission to Transatlantic of a proposed merger agreement, Validus has indicated it would be prepared to enter into a merger agreement with Transatlantic.

The Validus Exchange Offer

        On July 25, 2011, Validus commenced the Validus Exchange Offer to acquire all of the issued and outstanding Transatlantic Shares pursuant to which Transatlantic stockholders would receive 1.5564 Validus Shares and $8.00 (less applicable withholding taxes and without interest) per Transatlantic Share they own. Validus intends to, promptly after completion of the Validus Exchange Offer, consummate a second-step merger of Transatlantic with a wholly-owned subsidiary of Validus pursuant to Delaware law pursuant to which each Transatlantic Share not owned by Validus following the Validus Exchange Offer (other than Transatlantic Shares held in treasury by Transatlantic and Transatlantic Shares held by Transatlantic stockholders who properly exercise applicable dissenter's rights under Delaware law) will be converted into the right to receive the same number of Validus Shares and the same amount of cash as are received by Transatlantic stockholders pursuant to the Validus Exchange Offer (the "Second-Step Merger").

        The consideration received by Transatlantic stockholders in the Validus Exchange Offer (including the value of Validus Shares received by Transatlantic stockholders in the Validus Exchange Offer) will be taxable to Transatlantic stockholders.

        The expiration time of the Validus Exchange Offer, unless extended by Validus, is 5:00 p.m., Eastern time, on Friday, September 30, 2011.

        The Validus Exchange Offer is subject to conditions, including that:

  •
  Transatlantic stockholders shall have validly tendered and not withdrawn prior to the expiration time of the Validus Exchange Offer at least that number of Transatlantic Shares that, when added to the Transatlantic Shares then owned by Validus or any of its subsidiaries, shall constitute a majority of the then-outstanding number of Transatlantic Shares on a fully-diluted basis.

  •
  The Allied World Acquisition Agreement shall have been validly terminated, and Validus shall reasonably believe that Transatlantic has no liability, and Allied World shall not have asserted any claim of liability or breach against Transatlantic in connection with the Allied World Acquisition Agreement, other than with respect to the possible payment of a maximum of $115 million in the aggregate in termination fees and reimbursement of permitted Allied World expenses thereunder.

  •
  The Registration Statement on Form S-4 filed by Validus with the SEC on July 25, 2011 (the "Validus S-4") shall have become effective under the Securities Act of 1933, as amended, no stop order suspending the effectiveness of the Validus S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and Validus shall have received all necessary state securities law or "blue sky" authorizations.

  •
  The Transatlantic Board shall have approved the acquisition of Transatlantic Shares pursuant to the Validus Exchange Offer and the Second-Step Merger under Section 203 of the DGCL, or Validus shall be satisfied that Section 203 of the DGCL does not apply to or otherwise restrict such acquisition.

  •
  The Transatlantic Board shall have redeemed the rights issued pursuant to the Transatlantic poison pill, or the Transatlantic poison pill shall have been redeemed or otherwise rendered inapplicable to the Validus Exchange Offer and the Second-Step Merger.

  •
  The shareholders of Validus shall have approved the issuance of the Validus Shares pursuant to the Validus Exchange Offer and the Second-Step Merger as required under the rules of the NYSE.

  •
  The Validus Shares to be issued to Transatlantic stockholders as a portion of the Validus Exchange Offer consideration in exchange for Transatlantic Shares in the Validus Exchange Offer and the Second-Step Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

  •
  There shall be no pending litigation, suit, claim, action, proceeding or investigation by or before any governmental authority (and Validus shall not have disclosed the receipt of written notice from any person stating that such person intends to commence any litigation, suit, claim, action, proceeding or investigation) that, in the judgment of Validus, is reasonably expected to, directly or indirectly, restrain or prohibit (or which alleges a violation of law in connection with) the Validus Exchange Offer or is reasonably expected to prohibit or limit the full rights of ownership of Transatlantic Shares by Validus or any of its affiliates.

  •
  Since December 31, 2010, there shall not have been any change, state of facts, circumstance or event that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of Transatlantic and its subsidiaries, taken as a whole, subject to certain exceptions and limitations.

  •
  Each of Transatlantic and its subsidiaries shall have carried on their respective businesses in the ordinary course consistent with past practice at all times on or after July 25, 2011 and prior to the expiration time of the Validus Exchange Offer.

  •
  All amendments or waivers under Validus' and its subsidiaries' credit facilities as determined by Validus to be necessary to consummate the Validus Exchange Offer, the Second-Step Merger and the other transactions contemplated by the prospectus/offer to exchange shall have been obtained and be in full force and effect. Validus has obtained amendments to its applicable credit facilities, satisfying this condition to the Validus Exchange Offer.

  •
  The New York State Insurance Department shall have approved Validus' application for acquisition of control of Transatlantic Reinsurance Company and Putnam Reinsurance Company, New York domiciled insurance companies and wholly-owned subsidiaries of Transatlantic, pursuant to Section 1506 of the New York Insurance Code and such approval shall be in full force and effect.

  •
  Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and, if applicable, any agreement with the Federal Trade Commission or Antitrust Division of the U.S. Department of Justice not to accept Transatlantic Shares for exchange in the Validus Exchange Offer, shall have expired or shall have been terminated prior to the expiration of the Validus Exchange Offer.

  •
  Any clearance, approval, permit, authorization, waiver, determination, favorable review or consent of any governmental authority, other than in connection with the matters set forth in the two foregoing bullet points, shall have been obtained and such approvals shall be in full force and effect, or any applicable waiting periods for such clearances or approvals shall have expired.

        The Validus Exchange Offer is subject to additional conditions. A full description of the terms and conditions of the Validus Exchange Offer is contained in the prospectus/offer to exchange with respect to the Validus Exchange Offer mailed to Transatlantic stockholders beginning on or about August 1, 2011.

CONSENT PROCEDURES

        Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Consents must also bear the date of the signature of the stockholder who signs the written consent. Notwithstanding anything in the Bylaws to the contrary, Transatlantic's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), does not prohibit Transatlantic stockholders from acting by written consent and, accordingly, Transatlantic stockholders may act by written consent.

        Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation's board of directors is required and the board has not fixed a record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. The Bylaws provide that if delivery is made to Transatlantic, it is to be made to Transatlantic's Secretary by hand or by certified or registered mail, return receipt requested.

        Article VI, Section 6.4(b) of the Bylaws provides that the Transatlantic Board may fix a record date, which date may not precede the date upon which the resolution fixing the record date is adopted by the Transatlantic Board and which date may not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Transatlantic Board. If the Transatlantic Board does not fix a record date, the record date for determining the Transatlantic stockholders entitled to consent to a corporate action in writing without a meeting is the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Transatlantic. The filing of this Consent Statement with the SEC, whether in preliminary or definitive form, shall not be deemed to be a request by Validus or any other Transatlantic stockholder for the Transatlantic Board to set a record date for the consent solicitation.

        Consents representing a majority of all the Transatlantic Shares as of the close of business on the Record Date entitled to be voted at a meeting of stockholders on the Proposals (i.e., a majority of the issued and outstanding Transatlantic Shares) are required in order to implement each of the Proposals. Based on the most recent information disclosed by Transatlantic, as of the Record Date, there were                     Transatlantic Shares issued and outstanding. Based on this information, the consent of the holders of at least                    Transatlantic Shares is necessary to adopt the Proposals. Abstentions, failures to sign, date and return consent cards, and broker non-votes, if any, will have the same effect as withholding consent.

        With respect to Proposal 3, a Transatlantic stockholder may choose to consent to the removal of only certain of the seven existing directors identified in this Consent Statement by designating the names of one or more directors who are not to be removed on the BLUE consent card. Accordingly, it is possible that some, but not all, of the existing directors may be removed pursuant to Proposal 3. It is Validus' intention that if fewer than all of the existing directors constituting the current Transatlantic Board are removed, then the Nominees who are standing for election to fill the vacancies resulting from the removal of such existing directors be elected in order of the number of consents received by the Nominees, with the Nominee receiving the highest number of consents filling the first available vacancy. If fewer than five existing directors are removed, such Nominees will not alone be able to cause Transatlantic to take any action (even if all Nominees are elected to the Transatlantic Board). Consequently, Validus urges Transatlantic stockholders to consent to remove all of the current Transatlantic directors.

        Under Section 228(c) of the DGCL, no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered, written consents signed by the holders of a sufficient number of shares are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Abstentions, failures to sign, date and return consent cards, and broker non-votes, if any, will all have the same effect as withholding consent.

        If the Proposals are adopted pursuant to the consent procedures, prompt notice will be given pursuant to Section 228(e) of the DGCL to stockholders who have not executed written consents.

        Validus plans to present the results of any successful solicitation with respect to the Proposals to Transatlantic as soon as possible.

        Your consent is important. Please sign, date and return the enclosed BLUE consent card in the postage-paid envelope provided. If you fail to return a BLUE consent card or to instruct your broker, dealer, bank, trust company or other nominee to submit a BLUE consent card on your behalf, you will effectively be voting AGAINST the Proposals. YOU MUST SIGN AND DATE THE BLUE CONSENT CARD IN ORDER FOR IT TO BE VALID.

VALIDUS RECOMMENDS THAT TRANSATLANTIC STOCKHOLDERS
CONSENT TO ALL OF THE PROPOSALS.

Revocation of Consents

        An executed BLUE consent card may be revoked at any time before the authorized action becomes effective by dating, signing and delivering a written revocation. Revocations may only be made by the record holder that granted such written consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a signed and subsequently dated consent card will constitute a revocation of any earlier consent. The revocation may be delivered either to Validus in care of Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or such address as Transatlantic may provide. Although a revocation is effective if delivered to Transatlantic, Validus requests that you mail or deliver either the originals or copies of all revocations of consents to Innisfree M&A Incorporated at the address above. This will allow Validus to be aware of all revocations and more accurately determine if and when consents to the Proposals have been received from stockholders as of the Record Date representing a majority of the Transatlantic Shares.

        If your Transatlantic Shares are held in "street name" by a broker, dealer, bank, trust company or other nominee, only it can execute a revocation of a previously executed consent representing your Transatlantic Shares and only on receipt of your specific instructions. Accordingly, if you wish to revoke a previously executed consent, you should contact your broker, dealer, bank, trust company or other nominee and give instructions to execute a written revocation on your behalf.

        Validus recommends that you NOT return any Revocation of Consent card that may be sent to you by Transatlantic.

 Special Instructions

        Holders of Transatlantic Shares as of the close of business on the Record Date may elect to consent to, withhold consent to or abstain from consenting by marking the "CONSENT," "DOES NOT CONSENT" or "ABSTAIN" box, as applicable, underneath each Proposal on the accompanying BLUE consent card and signing, dating and returning it in the postage-paid envelope provided.

        In addition, stockholders may withhold consent to the removal of any of the existing directors identified in this Consent Statement or to the election of any Nominee by writing such person's name in the space relating to the applicable Proposal on the BLUE consent card. Validus will not be able to elect any of the Nominees unless stockholders also approve the removal, without cause, of one or more of the existing members of the Transatlantic Board.

        If you hold your Transatlantic Shares in more than one account, you will receive a BLUE consent card for each account. To ensure that all of your Transatlantic Shares are consented, please sign, date and return the BLUE consent card for each account.

        If a Transatlantic stockholder has signed, dated and returned a BLUE consent card but has failed to check a box marked "CONSENT," "DOES NOT CONSENT" or "ABSTAIN" for any of the Proposals, such stockholder will be deemed to have consented to such Proposal or Proposals, except that such stockholder will not be deemed to have consented to the removal of any of the Transatlantic directors identified in this Consent Statement or the election of any Nominee, in each case, whose name is written in by such stockholder in the space relating to the applicable Proposal on the BLUE consent card.

        Execution and delivery of a BLUE consent card by a record holder of Transatlantic Shares will be deemed to be a consent with respect to all Transatlantic Shares held by such record holder unless the consent specifies otherwise.

        Validus recommends that Transatlantic stockholders consent to all of the Proposals. Please sign, date and return the enclosed BLUE consent card in the postage-paid envelope provided. If you fail to return a BLUE consent card or to instruct your broker, dealer, commercial bank, trust company or other nominee to submit a BLUE consent card on your behalf, you will effectively be voting AGAINST the Proposals. YOU MUST SIGN AND DATE THE BLUE CONSENT CARD IN ORDER FOR IT TO BE VALID.

 Interests of Participants in the Consent Solicitation

        This consent solicitation is being conducted by Validus. Information in this Consent Statement and in Annex A about certain other persons listed on Annex A who are Participants in the solicitation of consents by Validus was provided by that Participant.

Voting Securities

        According to publicly available information (including the Charter and the Bylaws), the Transatlantic Shares constitute the only class of outstanding voting securities of Transatlantic. Accordingly, only holders of Transatlantic Shares are entitled to execute consents. Each Transatlantic Share entitles its holder to one vote. There are no cumulative voting rights. According to information furnished to Validus by Transatlantic, as of the Record Date, there were                    Transatlantic Shares issued and outstanding. If you are a Transatlantic stockholder of record as of the Record Date, you will retain your right to grant a consent in favor of the Proposals even if you sell your Transatlantic Shares after the Record Date.

Certain Information Regarding Transatlantic

        Based on information publicly disclosed by Transatlantic, Transatlantic's principal executive office is located at 80 Pine Street, New York, New York 10005.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL
INFORMATION OF VALIDUS

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

        The following unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of Transatlantic might have affected the historical financial statements of Validus if it had been consummated at an earlier time. The unaudited condensed consolidated pro forma information has been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic's books and records. Therefore, limited pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are reflected in these unaudited condensed consolidated pro forma financial statements. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus.

        The unaudited condensed consolidated pro forma financial information should be read in conjunction with Validus' Form 10-Q filed with the SEC on August 5, 2011 (the "Validus 10-Q"), Validus' Form 10-K filed with the SEC on February 18, 2011 (the "Validus 10-K"), Transatlantic's Form 10-Q filed with the SEC on August 5, 2011 (the "Transatlantic 10-Q") and Transatlantic's Form 10-K filed with the SEC on February 22, 2011 (the "Transatlantic 10-K"), each as filed with the SEC. The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at June 30, 2011 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2010 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011.

        You should read the following pro forma information in conjunction with the Validus 10-K and the Transatlantic 10-K, including the risk factors contained therein.

        The following table presents unaudited condensed consolidated pro forma balance sheet data at June 30, 2011 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of shares of Transatlantic common stock as if it had occurred at June 30, 2011:

	Historical Validus Holdings, Ltd.	Historical Transatlantic Holdings, Inc.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Assets
Fixed maturities, at fair value	$4,603,534	$12,436,986	$(107,000)	3(b), 3(i), 4	$16,933,520
Short-term investments, at fair value	725,258	210,307	—		935,565
Other investments, at fair value	18,746	863,380	—		882,126
Cash and cash equivalents	815,921	341,673	—		1,157,594

Total investments and cash	6,163,459	13,852,346	(107,000)		19,908,805
Premiums receivable	1,046,775	785,550	(2,527)	3(e)	1,829,798
Deferred acquisition costs	176,724	276,045	—		452,769
Prepaid reinsurance premiums	177,729	61,990	(2,922)	3(e)	236,797
Securities lending collateral	21,409	—	—		21,409
Loss reserves recoverable	439,805	956,097	(8,782)	3(e)	1,387,120
Paid losses recoverable	30,854	—	(1,763)	3(e)	29,091
Accrued investment income	21,320	152,323	—		173,643
Current taxes recoverable	3,503	—	128,822	3(h)	132,325
Intangible assets	116,813	—	—		116,813
Goodwill	20,393	—	—		20,393
Other assets	41,004	622,002	29,235	3(b), 3(h), 3(i)	692,241

Total assets	$8,259,788	$16,706,353	$35,063		$25,001,204

Liabilities
Reserve for losses and loss expense	$2,620,360	$9,950,709	$491,218	3(e), 3(h)	$13,062,287
Unearned premiums	1,192,772	1,349,101	(2,922)	3(e)	2,538,951
Reinsurance balances payable	181,013		(4,290)	3(e)	176,723
Deferred taxation	22,122	—	—		22,122
Securities lending payable	22,133	—	—		22,133
Net payable for investments purchased	49,479	—			49,479
Accounts payable and accrued expenses	91,969	166,826	—		258,795
Senior notes payable and credit facility payable	246,928	1,005,785	500,000	3(g)	1,752,713
Debentures payable	289,800	—	—		289,800

Total liabilities	4,716,576	12,472,421	984,006		18,173,003

Shareholders' equity
Ordinary shares	23,414	67,847	(50,828)	3(a), 3(d)	40,433
Treasury shares	(6,131)	(244,722)	244,722	3(d)	(6,131)
Additional paid-in capital	1,880,748	322,925	2,056,290	3(a), 3(d)	4,259,963
Accumulated other comprehensive gain (loss)	(4,519)	234,984	(234,984)	3(d)	(4,519)
Retained earnings	1,514,805	3,852,898	(2,964,143)	3(b), 3(d), 3(f) 3(g), 3(h), 3(i)	2,403,560

Total shareholders' equity available to Company	3,408,317	4,233,932	(948,943)		6,693,306
Non controlling interest	134,895	—	—		134,895

Total shareholders' equity	3,543,212	4,233,932	(948,943)		6,828,201

Total liabilities and shareholders' equity	$8,259,788	$16,706,353	$35,063		$25,001,204

Common shares outstanding	98,763,928	62,483,787	97,249,766		196,013,694
Common shares and common share equivalents outstanding	112,563,933	66,312,398	103,364,256		215,928,189
Book value per share	$34.51	$67.76		7	$34.15
Diluted book value per share	$31.91	$65.77		7	$32.44
Diluted tangible book value per share	$30.69	$65.77		7	$31.80

        The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2010 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of shares of Transatlantic common stock as if it had occurred at January 1, 2010:

	Historical Validus Holdings, Ltd.	Historical Transatlantic Holdings, Inc.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,990,566	$4,132,931	$(5,121)	3(e)	$6,118,376
Reinsurance premiums ceded	(229,482)	(251,238)	5,121	3(e)	(475,599)

Net premiums written	1,761,084	3,881,693	—		5,642,777
Change in unearned premiums	39	(23,073)	—		(23,034)

Net premiums earned	1,761,123	3,858,620	—		5,619,743
Net investment income	134,103	473,547	(5,996)	3(b)	601,654
Net realized gains on investments	32,498	38,073	—		70,571
Net unrealized gains (losses) on investments	45,952	—	(63,509)	3(i)	(17,557)
Other-than-temporary impairments charged to earnings	—	(7,972)	7,972	3(i)	—
Loss on early extinguishment of debt	—	(115)	—		(115)
Other income	5,219	—	—		5,219
Foreign exchange gains	1,351	—	—		1,351

Total revenues	1,980,246	4,362,153	(61,533)		6,280,866
Expenses
Losses and loss expense	987,586	2,681,774	—	5	3,669,360
Policy acquisition costs	292,899	929,922	—		1,222,821
General and administrative expenses	209,290	209,397	(35,300)	3(j)	383,387
Share compensation expense	28,911	—	35,300	3(j)	64,211
Finance expenses	55,870	68,272	16,250	3(g)	140,392

Total expenses	1,574,556	3,889,365	16,250		5,480,171

Income before taxes	405,690	472,788	(77,783)		800,695
Income tax expense (benefit)	(3,126)	(70,587)	21,277	3(b) 3(i)	(52,436)

Income after taxes	$402,564	$402,201	$(56,506)		$748,259
Preferred dividend and warrant dividend	6,991	—	—		6,991

Net income available to common shareholders	$395,573	$402,201	$(56,506)		$741,268

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	116,018,364	64,092,000	97,236,888		213,255,252
Diluted	120,630,945	64,930,000	98,541,151		219,172,096
Basic earnings per share	$3.41	$6.28		6	$3.48

Diluted earnings per share	$3.34	$6.19		6	$3.41

        The following table sets forth unaudited condensed consolidated pro forma results of operations for the six months ended June 30, 2011 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of shares of Transatlantic common stock as if it had occurred at January 1, 2010:

	Historical Validus Holdings, Ltd.	Historical Transatlantic Holdings, Inc.	Pro Forma Purchase Adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,455,283	$2,157,464	$(9,052)	3(e)	$3,603,695
Reinsurance premiums ceded	(242,166)	(116,992)	9,052	3(e)	(350,106)

Net premiums written	1,213,117	2,040,472	—		3,253,589
Change in unearned premiums	(357,944)	(128,714)	—		(486,658)

Net premiums earned	855,173	1,911,758	—		2,766,931
Net investment income	56,469	226,348	(2,748)	3(b)	280,069
Net realized gains on investments	17,931	57,785	—		75,716
Other-than-temporary impairments charged to earnings	—	(3,139)	3,139	3(i)	—
Net unrealized gains on investments	5,698	—	90,257	3(i)	95,955
Loss on early extinguishment of debt	—	(1,179)	—		(1,179)
Other income	2,201	—	—		2,201
Foreign exchange losses	(2,458)	—	—		(2,458)

Total revenues	935,014	2,191,573	90,648		3,217,235

Expenses
Losses and loss expenses	683,505	1,850,178	—	5	2,533,683
Policy acquisition costs	155,526	437,782	—		593,308
General and administrative expenses	109,318	96,051	(24,150)	3(b), 3(j)	181,219
Share compensation expenses	19,677	—	17,650	3(j)	37,327
Finance expenses	30,362	33,587	8,125	3(g)	72,074

Total expenses	998,388	2,417,598	1,625		3,417,611

Net (loss) income before taxes	(63,374)	(226,025)	89,023		(200,376)
Tax benefit (expense)	1,488	116,755	(34,110)	3(b), 3(i)	84,133

Net (loss) income	(61,886)	(109,270)	54,913		(116,243)
Net income attributable to noncontrolling interest	(594)	—	—		(594)

Net loss attributable to Validus	$(62,480)	$(109,270)	$54,913		$(116,837)

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	98,165,132	62,430,000	97,249,766		195,414,898
Diluted	98,165,132	62,430,000	97,249,766		195,414,898
Basic loss per share	$(0.68)	$(1.75)		6	$(0.62)

Diluted loss per share	$(0.68)	$(1.75)		6	$(0.62)

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share data)

1. Basis of Presentation

        The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at June 30, 2011 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2010 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and six months ended June 30, 2011. Note 3(g) below sets forth the changes to this presentation that would be effected if the Validus Transaction Proposal were instead consummated pursuant to the terms of the Validus Merger Offer. The unaudited condensed consolidated pro forma financial information has been prepared by Validus' management and is based on Validus' historical consolidated financial statements and Transatlantic's historical consolidated financial statements. Certain amounts from Transatlantic's historical consolidated financial statements have been reclassified to conform to the Validus presentation. The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic's books and records or discussion with the Transatlantic management team. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these unaudited condensed consolidated pro forma financial statements. Additional reclassifications of Transatlantic data to conform to the Validus presentation may also be required.

        This unaudited condensed consolidated pro forma financial information is prepared in conformity with United States Generally Acceptable Accounting Principles ("US GAAP"). The unaudited condensed consolidated pro forma balance sheet as of June 30, 2011 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2010 and the six month period ended June 30, 2011 have been prepared using the following information:

  (a)
  Audited historical consolidated financial statements of Validus as of December 31, 2010 and for the year ended December 31, 2010;

  (b)
  Audited historical consolidated financial statements of Transatlantic as of December 31, 2010 and for the year ended December 31, 2010;

  (c)
  Unaudited historical consolidated financial statements of Validus as of June 30, 2011 and for the six months ended June 30, 2011;

  (d)
  Unaudited historical consolidated financial statements of Transatlantic as of June 30, 2011 and for the six months ended June 30, 2011; and

  (e)
  Such other known supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.

        The pro forma adjustments reflecting the consummation of the Validus Exchange Offer and the Second-Step Merger under the acquisition method of accounting are based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the Validus Exchange Offer and the Second-Step Merger and the allocation of the final purchase price will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Transatlantic's operating results between the date of preparation of this unaudited condensed consolidated pro forma financial information and the effective date of the Validus

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

1. Basis of Presentation (Continued)

Exchange Offer and the Second-Step Merger. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Validus' management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.

        The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the Validus Exchange Offer and the Second-Step Merger.

        Estimated costs of the transaction as well as the benefit of the negative goodwill have been reflected in the unaudited condensed consolidated pro forma balance sheet, but have not been included on the pro forma income statement due to their non-recurring nature.

        The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the Validus Exchange Offer and the Second-Step Merger been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the Transatlantic 10-Q and the Transatlantic 10-K, as filed with the SEC.

2. Recent Accounting Pronouncements

        In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU 2011-04"). The objective of ASU 2011-04 is to provide common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the amendments do not result in a change in the application of the requirements in Topic 820 "Fair Value Measurements." ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. Validus is currently evaluating the impact of this guidance, however it is not expected to have a material impact on Validus' consolidated financial statements.

        In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU 2011-05"). The objective of ASU 2011-05 is to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. ASU 2011-05 is effective for interim and annual periods beginning after December 15, 2011. Validus is currently evaluating the impact of this guidance, however it is not expected to have a material impact on Validus' consolidated financial statements.

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

3. Purchase Adjustments

        Validus is offering to exchange for each outstanding Transatlantic Share that is validly tendered and not properly withdrawn prior to the expiration time of the exchange offer, 1.5564 Validus Shares and $8.00 in cash (less applicable withholding taxes and without interest), upon the terms and subject to the conditions contained in the Validus S-4 and its accompanying revised letter of transmittal. Validus intends, promptly following acceptance for exchange and exchange of Transatlantic Shares in the Validus Exchange Offer, to effect the Second-Step Merger pursuant to which Validus will acquire all Transatlantic Shares of those Transatlantic stockholders who choose not to tender their Transatlantic Shares pursuant to the Validus Exchange Offer in accordance with the DGCL.

        In connection with the Validus Exchange Offer, transaction costs currently estimated at $55,035 will be incurred and expensed. In addition, upon termination of the Allied World Acquisition Agreement, the Allied World termination fee will be incurred and expensed. The Allied World termination fee is not tax deductible.

        As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including the review of Transatlantic's books and records, and changes in the estimated fair value of net balance sheet assets and operating results of Transatlantic between June 30, 2011 and the date of the consummation of the Validus Exchange Offer and Second-Step Merger. Validus expects to make such adjustments at such time. These adjustments are likely to be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.

        The share prices for both Validus and Transatlantic used in determining the preliminary estimated purchase price are based on the closing share prices on September 12, 2011. The preliminary total purchase price is calculated as follows:

Calculation of Total Purchase Price

Transatlantic Shares outstanding as of June 30, 2011	62,483,787

Exchange ratio	1.5564

Total Validus Shares to be issued	97,249,766
Validus closing share price on September 12, 2011	$24.64

Total value of Validus Shares to be issued	$2,396,234
Total cash consideration paid	$500,000

Total Purchase Price	$2,896,234

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

3. Purchase Adjustments (Continued)

        The allocation of the purchase price is as follows:

Allocation of Purchase Price

Transatlantic stockholders' equity	$4,233,932
Allied termination fee	(115,000)
Mark held-to-maturity investments to market, net of tax	39,592
Less reserve increase, after tax	(325,000)

Transatlantic stockholders' equity, adjusted (B)	$3,833,524
Total purchase price (A)	$2,896,234

Negative goodwill (A-B)	$937,290

(a)
In connection with the exchange offer, 97,249,766 Validus common shares are expected to be issued for all Transatlantic Shares, shares of common stock issued pursuant to option exercises, and shares of common stock issued following vesting of restricted shares, restricted share units and performance share units resulting in additional share capital of $17,019 and additional paid-in capital of $2,379,215

(b)
It is expected that total transaction costs currently estimated at $55,035, the Allied World termination fee of $115,000, and expenses related to bank debt of $4,375 will be incurred by the consolidated entity. Based on an expected investment return of 2.29% for Validus and 3.70% for Transatlantic per annum, pre-tax investment income of $5,996 would have been foregone during the year end December 31, 2010 had these payments of $174,410 been made.

Approximately $6,500 of the estimated $55,035 total transaction costs have been incurred and expensed by Transatlantic in the six months ended June 30, 2011. The expenses have been eliminated from the unaudited condensed consolidated pro forma results of operations for the six months ended June 30, 2011. In addition, an adjustment of $163,535 was made to retained earnings and $4,375 to other assets as deferred financing fees as at June 30, 2011 to reflect the remaining transaction costs, the Allied World termination fee, and the debt refinancing costs. Based on an expected investment return of 1.90% for Validus and 3.60% for Transatlantic per annum, pre tax investment income of $2,748 would have been foregone during the six months ended June 30, 2011 had these remaining payments of $167,910 been made.

(c)
Employees of Transatlantic hold 2,024,855 options to purchase Transatlantic Shares. The weighted average exercise price of these options is $63.00. It is expected that no net shares would be issued upon exercise of these options.

On June 30, 2011, the Compensation Committee of the Transatlantic Board approved the form of retention agreements that will be offered to certain executives of Transatlantic, including Steven S. Skalicky, Paul A. Bonny, and Javier E. Vijil, each a named executive officer of Transatlantic. Each of the retention agreements has a term beginning on the date of execution and ending on the earlier of December 31, 2013 or a mutually agreed upon termination date by the executive and Transatlantic. The retention agreements provide for a grant of restricted stock unit awards or phantom stock awards immediately prior to the Proposed Allied World Acquisition (or at a date

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

3. Purchase Adjustments (Continued)

  chosen by the Transatlantic Board in its discretion, if the closing of the Proposed Allied World Acquisition does not occur), pursuant to Transatlantic's 2009 Long Term Equity Incentive Plan (but only in the case of the RSUs), consisting of that number of Transatlantic Shares equal in value to $1,500,000 for each of Messrs. Skalicky and Vijil and $2,000,000 for Mr. Bonny.

  Validus has estimated that these grants will result in approximately 100,000 Transatlantic share units being issued, or 155,640 Validus share units after adjusting for the exchange ratio of 1.5564. This share issuance has been included in the calculation of pro forma diluted book value per share at June 30, 2011.

(d)
Elimination of Transatlantic ordinary shares of common stock of $67,847, treasury shares of $244,722, additional paid-in capital of $322,925, accumulated other comprehensive income of $234,984 and retained earnings of $3,852,898.

(e)
A related party balance of $9,052 for the six months ended June 30, 2011 and $5,121 for the year ended December 31, 2010 representing reinsurance ceded to Transatlantic by Validus was eliminated from gross premiums written and reinsurance ceded. Corresponding prepaid reinsurance premiums and unearned premiums of $2,922 and premiums receivable and reinsurance balances payable of $2,527 have been eliminated from the pro forma balance sheet. Loss reserves recoverable and reserves for losses and loss expenses of $8,782 and paid losses recoverable and reinsurance balances payable of $1,763 have also been eliminated from the pro forma balance sheet.

(f)
The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic books and records. Therefore, with the exception of note 3(g) below, the carrying value of assets and liabilities in Transatlantic's financial statements are considered to be a proxy for fair value of those assets and liabilities, with the difference between the net assets and the total purchase price considered to be negative goodwill. In addition, limited pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are reflected in these unaudited condensed consolidated pro forma financial statements. Pursuant to Accounting Standards Codification Topic 805, "Business Combinations" ("ASC 805"), a bargain purchase is defined as a business combination in which the total fair value of the identifiable net assets acquired on the date of acquisition exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Negative goodwill of $937,290 has been recorded as a credit to retained earnings as upon completion of the acquisition of Transatlantic shares of common stock negative goodwill will be treated as a gain in the consolidated statement of operations.

(g)
Validus is offering to exchange for each outstanding Transatlantic Share that is validly tendered and not properly withdrawn prior to the expiration time of the Validus Exchange Offer, 1.5564 Validus Shares and $8.00 in cash (less applicable withholding taxes and without interest). This cash consideration is expected to total $500,000, and will be funded through borrowings under the existing Validus credit facilities and a new facility. Based on an expected interest rate of 3.25% per annum, additional finance expenses of $16,250 would have been incurred during the year end

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

3. Purchase Adjustments (Continued)

  December 31, 2010 had this credit facility been in place. Based on an expected interest rate of 3.25% per annum, additional finance expenses of $8,125 would have been incurred during the six months ended June 30, 2011 had this credit facility been in place. The effect of a change in the expected interest rate of one-eighth percent in preparation of these unaudited condensed consolidated pro forma financial statements would result in a change to finance expenses of $625 for the year ended December 31, 2010 and $313 for the six months ended June 30, 2011.

  Validus is domiciled in Bermuda, and as such is not subject to corporate income tax and does not benefit from a tax deduction for the additional finance expenses disclosed above. If the Validus Transaction Proposal is structured pursuant to the Validus Merger Offer instead of the Validus Exchange Offer and Second-Step Merger, the $500,000 consideration payable to Transatlantic stockholders would instead be structured as a one-time special dividend from Transatlantic, paid immediately prior to the closing of the merger. If this dividend were funded through borrowings of Transatlantic at terms comparable to Validus', it would result in an additional pro forma tax benefit of $5,688 for the year ended December 31, 2010, and revised pro forma consolidated basic earnings per share of $3.50 and revised pro forma diluted earnings per share of $3.44. For the six months ended June 30, 2011, it would result in an additional pro forma tax benefit of $2,844, and revised pro forma consolidated basic loss per share of $(0.60) and revised pro forma diluted loss per share of $(0.60). This change would have had no effect on the calculation of book value per share or diluted book value per share.

  As noted in its July 12, 2011 letter to the Transatlantic Board, Validus has received a highly confident letter from J.P. Morgan Securities LLC in connection with the arrangement of the full amount of financing required for the Transatlantic special dividend. While the interest rate payable by Transatlantic in connection with this financing could be greater or less than Validus' interest rates with respect to the financing contemplated in connection with the Validus Exchange Offer, any such difference is not expected to be material.

(h)
The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic books and records. However, it is expected that an additional reserve of $500,000 will be required to recognize potential reserve deficiencies on 2001 year and prior business. This adjustment to loss reserves will also result in a current and deferred tax benefit of $175,000, of which $46,178 is deferred and $128,822 is current. The net charge to the balance sheet of $325,000 has been recorded as a debit to retained earnings.

(i)
Transatlantic classifies its fixed maturities as either held to maturity or available for sale, with held to maturity securities carried at amortized cost if Transatlantic has the positive intent and ability to hold each of these securities to maturity. Validus' investments in fixed maturities are classified as trading and carried at fair value, with related net unrealized gains or losses included in earnings. It is expected that Transatlantic's securities will be reclassified as trading upon completion of this transaction. At June 30, 2011, securities with an amortized cost of $1,187,591 and fair market value $1,248,501 were classified as held to maturity. Reclassification of these as trading would result in an adjustment of $60,910 to investments, a credit of $21,318 to other assets for deferred taxes, and a credit of $39,592 to retained earnings at June 30, 2011.

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

3. Purchase Adjustments (Continued)

  In addition, Transatlantic reports unrealized gains and losses from fixed maturities available for sale, equities available for sale and other invested assets, as a separate component of AOCI, net of deferred income taxes, in stockholders' equity. Reclassification of these securities as trading would result in these unrealized gains and losses being reported as components of the income statement. Additional unrealized losses on investments of $55,537 with a corresponding tax benefit of $19,438 would have been reported on the income statement during the year ended December 31, 2010 had this reclassification been in place. Additional unrealized gains on investments of $93,396 with a corresponding tax expense of $32,689 would have been reported on the income statement during the six months ended June 30, 2011 had this reclassification been in place.

  In addition, other-than-temporary impairments charged to earnings of $7,972 and $3,139 in the year ended December 31, 2010 and six months ended June 30, 2011 would have been reallocated to unrealized gains and losses following a reclassification of the securities as trading.

(j)
The unaudited condensed consolidated pro forma financial statements have been prepared using Transatlantic's publicly available financial statements and disclosures, without the benefit of inspection of Transatlantic books and records. Transatlantic does not separately list share compensation expense on its income statement, however disclosure of the amount recorded for the year ended December 31, 2010 was recorded in its notes to the financial statements. This amount of $35,300 was therefore reclassified as share compensation expense on the income statement. Similar disclosure was not given for the six months ended June 30, 2011, but an estimate of $17,650 was calculated based on the amount recorded for the year ended December 31, 2010, and was reclassified as share compensation expense on the income statement.

4. Adjustments to Cash and Cash Equivalents

        The acquisition of Transatlantic Shares will result in the payment of cash and cash equivalents by Transatlantic of $142,035 and by Validus of $32,375.

        The unaudited condensed consolidated pro forma statements of operations reflect the impact of these reductions in cash and cash equivalents. Actual transaction costs may vary from such estimates which are based on the best information available at the time the unaudited condensed consolidated pro forma financial information was prepared.

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

4. Adjustments to Cash and Cash Equivalents (Continued)

        For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the sources and uses of funds of the acquisition are as follows:

Sources of Funds

Transatlantic cash and cash equivalents	$142,035
Validus cash and cash equivalents	32,375
Validus credit facility	500,000

Total	$674,410

Uses of Funds

Cash consideration	$500,000
Validus transaction costs	28,000
Transatlantic transaction costs	27,035
Refinancing costs for existing Validus debt	4,375
Allied World termination fee	115,000

Total	$674,410

5. Selected Ratios

        Selected ratios of Validus, Transatlantic and pro forma combined are as follows:

	Year Ended December 31, 2010			Six Months Ended June 30, 2011
	Validus	Transatlantic	Pro forma combined	Validus	Transatlantic	Pro forma combined
Losses and loss expense ratios	56.1%	69.5%	65.2%	79.9%	96.8%	91.6%
Policy acquisition costs ratios	16.6	24.1	21.8	18.2	22.9	21.4
General and administrative cost ratios	13.5	5.4	8.0	15.1	5.0	7.9

Combined ratio	86.2%	99.0%	95.0%	113.2%	124.7%	120.9%

        (a)   Factors affecting the losses and loss expense ratio for the year ended December 31, 2010:

  Validus' losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the year ended December 31, 2010 was 56.1%. The amount of recorded reserves represents management's best estimate of expected losses and loss expenses on premiums earned. Favorable loss reserve development on prior years totaled $156.6 million. Of this $70.6 million related to the Validus Re segment and $86.0 million related to the Talbot segment. This favorable loss reserve development benefited Validus' loss ratio by 8.9 percentage points for the year ended December 31, 2010. For the year ended December 31, 2010, Validus incurred $536.2 million of notable losses, excluding reserve for potential development on 2010 notable loss events, which represented 30.4 percentage points of the loss ratio. Net of $21.1 million in reinstatement premiums, the effect of these events on net income was $515.1 million. Validus' loss

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

5. Selected Ratios (Continued)

  ratio, excluding prior year development and notable loss events for the year ended December 31, 2010 was 34.9%.

  The data in the following paragraph is taken from "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Transatlantic 10-K. The data has been reproduced here as it was originally presented.

    2010 includes pre-tax net catastrophe costs of $202.4 million, principally relating to the earthquake in Chile, the earthquake in New Zealand, storms and flooding in Australia and the Deepwater Horizon explosion. Net catastrophe costs in the aggregate added (decreased) 5.2%, (0.1)%, 8.2% and 17.4% to the 2010 combined ratios for consolidated, Domestic, International-Europe and International-Other, respectively. (See Note 10 for the amounts of net catastrophe costs by segment and the amounts of consolidated gross and ceded catastrophe losses incurred and reinstatement premiums. See discussion in Catastrophe Exposure of the magnitude of TRH's catastrophe exposures.) While TRH believes that it has taken appropriate steps to manage its exposure to possible future catastrophe losses, the occurrence of one or more natural or man-made catastrophic events of unanticipated frequency or severity, such as a terrorist attack, earthquake or hurricane, that causes insured losses could have a material adverse effect on TRH's results of operations, liquidity or financial condition. Current techniques and models may not accurately predict the probability of catastrophic events in the future and the extent of the resulting losses. Moreover, one or more catastrophe losses could weaken TRH's retrocessionnaires and result in an inability of TRH to collect reinsurance recoverables. In addition, in 2010, TRH decreased its estimates of the ultimate amounts of net losses occurring in 2009 and prior years by $57.0 million. This net favorable development was comprised of net favorable development of $216.9 million for losses occurring in 2002 to 2009, partially offset by net adverse development of $159.9 million relating to losses occurring in 2001 and prior.

    Transatlantic's loss ratio, excluding prior year development and notable loss events for the year ended December 31, 2010 was 65.6%.

        (b)   Factors affecting the losses and loss expense ratio for the six months ended June 30, 2011:

  Validus' losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the six months ended June 30, 2011 was 79.9%. For the six months ended June 30, 2011, favorable loss reserve development on prior years totaled $52.2 million and benefited Validus' loss ratio by 6.1 percentage points. During the six months ended June 30, 2011, Validus recorded losses of $43.8 million for the Cat 46 tornado, $31.5 million for the Cat 48 tornado, $15.0 million for the Jupiter 1 platform failure, $169.0 million for the Tohoku earthquake, $52.4 million for the Gryphon Alpha mooring failure, $62.1 million for the Christchurch earthquake, $31.0 million for the Brisbane floods and $19.5 million for the CNRL Horizon explosion. For the six months ended June 30, 2011, Validus incurred $424.4 million of notable losses, which represented 49.6 percentage points of the loss ratio. Validus' loss ratio, excluding prior year development and notable loss events for the six months ended June 30, 2011 was 36.4%

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

5. Selected Ratios (Continued)

  The data in the following paragraph is taken from "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Transatlantic 10-Q. The data has been reproduced here as it was originally presented.

    The second quarter of 2011 included pre-tax net catastrophe costs of $66.4 million, consisting principally of $61 million resulting from revised estimates of costs related to the February 2011 earthquake in New Zealand and $34 million related to severe second quarter 2011 tornado activity in the U.S., partially offset by a ($23) million reduction in estimated costs related to the March 2011 Tohoku earthquake and resulting tsunami in Japan. The first six months of 2011 included pre-tax net catastrophe costs of $611.8 million, $342 million of which is related to the March 2011 Tohoku earthquake and resulting tsunami in Japan, $182 million of which is related to the February 2011 earthquake in New Zealand and $55 million of which is related to first quarter 2011 flooding in Australia and Cyclone Yasi. Net catastrophe costs in the second quarter and first six months of 2011 include $2 million and $6 million, respectively, of estimated net favorable loss reserve development related to catastrophe events occurring in prior years.

    Transatlantic's loss ratio, excluding prior year development and notable loss events for the six months ended June 30, 2011 was 66.2%

6. Earnings per Validus Share

        (a)   Pro forma earnings per common share for the year ended December 31, 2010 and the six months ended June 30, 2011 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 6(b) below. The historical weighted average number of outstanding Validus Shares was 116,018,364 and 120,630,945 basic and diluted, respectively, for the year ended December 31, 2010 and 98,165,132 and 98,165,132 basic and diluted, respectively, for the six months ended June 30, 2011.

        (b)   The pro forma weighted average number of Validus Shares outstanding for the year ended December 31, 2010 and six months ended June 30, 2011, after giving effect to the exchange of shares as if the Validus Exchange Offer had been issued and outstanding for the whole year, is 213,255,252 and 219,172,096, basic and diluted, and 195,414,898 and 195,414,898, basic and diluted, respectively.

        (c)   In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating diluted earnings per share, we consider the application of the treasury stock method and the two-class method and whichever is more dilutive is included into the calculation of diluted earnings per share.

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

6. Earnings per Validus Share (Continued)

        The following table sets forth the computation of basic and diluted earnings per share for the six months ended June 30, 2011:

	Historical Validus Holdings	Pro Forma Consolidated
Net loss available to common shareholders	$(66,430)	$(120,787)

Weighted average shares—basic ordinary shares outstanding	98,165,132	195,414,898
Share equivalents
Warrants	—	—
Restricted Shares	—	—
Options	—	—

Weighted average shares—diluted	98,165,132	195,414,898
Basic loss per share	$(0.68)	$(0.62)

Diluted loss per share	$(0.68)	$(0.62)

        The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2010:

	Historical Validus Holdings	Pro Forma Consolidated
Net Income	$402,564	$748,259
Net income available to common shareholders	$395,573	$741,268

Weighted average shares—basic ordinary shares outstanding	116,018,364	213,255,252
Share equivalents
Warrants	2,657,258	2,657,258
Restricted Shares	1,067,042	2,371,305
Options	888,281	888,281

Weighted average shares—diluted	120,630,945	219,172,096
Basic earnings per share	$3.41	$3.48

Diluted earnings per share	$3.34	$3.41

7. Book Value per Share

        Validus calculates diluted book value per share using the "as-if-converted" method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding. In its public records, Transatlantic calculates only book value per share and not diluted book value per share. Accordingly, for the purposes of the Pro Forma Condensed Consolidated Financial Statements and notes thereto, Transatlantic's diluted book value per share has been calculated based on the "as-if-converted" method to be consistent with Validus' calculation.

Validus Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) (Continued)

(Expressed in thousands of U.S. dollars, except share and per share data)

7. Book Value per Share (Continued)

        The following table sets forth the computation of book value and diluted book value per share adjusted for the exchange offer as of June 30, 2011:

	Historical Validus Holdings	Pro Forma Consolidated
Book value per common share calculation
Total shareholders' equity	$3,408,317	$6,693,306
Shares	98,763,928	196,013,694
Book value per common share	$34.51	$34.15
Diluted book value per common share calculation
Total shareholders' equity	$3,408,317	$6,693,306
Proceeds of assumed exercise of outstanding warrants	$137,992	$137,992
Proceeds of assumed exercise of outstanding stock options	$45,604	$173,170
Unvested restricted shares	—	—

	$3,591,913	$7,004,468
Shares	98,763,928	196,013,694
Warrants	7,862,262	7,862,262
Options	2,266,801	5,418,285
Unvested restricted shares	3,670,942	6,633,948

	112,563,933	215,928,189
Diluted book value per common share	$31.91	$32.44

8. Capitalization

        The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at June 30, 2011, adjusted for the Validus Exchange Offer and Second-Step Merger:

	Historical Validus Holdings	Pro Forma Consolidated
Total debt
Borrowings drawn under credit facility	$—	$500,000
Senior notes payable	246,928	1,252,713
Debentures payable	289,800	289,800

Total debt	$536,728	$2,042,513

Total capitalization
Total shareholders' equity	$3,408,317	$6,693,306
Borrowings drawn under credit facility	—	500,000
Senior notes payable	246,928	1,252,713
Debentures payable	289,800	289,800

Total capitalization	$3,945,045	$8,735,819

Total debt to total capitalization	13.6%	23.4%
Debt (excluding debentures payable) to total capitalization	6.3%	20.1%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TRANSATLANTIC

        The following information is derived from Transatlantic's definitive proxy statement filed with the SEC on May 26, 2011:

        The following table lists the beneficial ownership of Transatlantic Shares as of March 28, 2011, by each person or group who, to the best of Validus' knowledge, beneficially owned more than five percent of the outstanding Transatlantic Shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,007,864	(1)	6.41
Davis Selected Advisers, LP 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	14,159,872	(2)	22.67
JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017	3,284,202	(3)	5.26

(1)
BlackRock, Inc. filed a Schedule 13G, dated February 9, 2011, with respect to the Transatlantic Shares held by it, which stated that it has sole voting authority with respect to 4,007,864 shares and sole dispositive authority with respect to 4,007,864 shares. BlackRock, Inc. provides investment management, risk analytics and investment accounting services to Transatlantic. During 2010, Transatlantic incurred $6.2 million in fees relating to these services.

(2)
Davis Selected Advisers, L.P. filed a Schedule 13G/A, dated February 14, 2011, with respect to the Transatlantic Shares held by it, which stated that it has sole voting authority with respect to 13,208,762 shares and sole dispositive authority with respect to 14,159,872 shares. On June 8, 2009, Davis Selected Advisers, L.P. entered into a voting agreement with Transatlantic, pursuant to which it (i) agreed to vote the number of Transatlantic Shares beneficially owned by it in excess of 9.9% of the outstanding Transatlantic Shares in a manner proportionate to the vote of the holders of the Transatlantic Shares (other than Transatlantic Shares held by related persons) voting on such matter and (ii) appointed Transatlantic as its proxy and power of attorney to vote such Transatlantic Shares in excess of 9.9% of the outstanding Transatlantic Shares.

(3)
JPMorgan Chase & Co. filed a Schedule 13G, dated February 3, 2011, with respect to the shares of Transatlantic Shares held by it, which stated that it has sole voting authority with respect to 2,896,964 shares, shared voting authority with respect to 273,281 shares, sole dispositive authority with respect to 3,095,201 shares and shared dispositive authority with respect to 189,001 shares.

        The following table lists, to the best of Validus' knowledge and based upon publicly available information, as of January 31, 2011, the beneficial ownership of equity securities of Transatlantic, by each director of Transatlantic, each executive officer of Transatlantic named in the Transatlantic summary compensation table and by the directors and executive officers as a group.

	Equity Securities Owned Beneficially as of January 31, 2011(1)
	Transatlantic Common Stock
Name	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Stephen P. Bradley	0	—
Paul A. Bonny	231,686.37
Ian H. Chippendale	2,667	—	(3)
John G. Foos	7,167	—	(3)
John L. McCarthy	2,667	—	(3)
Robert F. Orlich	567,049.91
Richard S. Press	7,667	—	(3)
Michael C. Sapnar	131,139.21
Steven S. Skalicky	232,775.37
Thomas R. Tizzio(4)	99,686.16
Javier E. Vijil	219,078.35
All Directors and Executive Officers of Transatlantic as a Group (14 individuals)	1,591,934	2.55

(1)
Unless otherwise indicated, the beneficial owners listed have sole voting and investment power over the shares listed.

(2)
Amounts of equity securities shown include Transatlantic Shares subject to options which may be exercised within 60 days of January 31, 2011 and RSUs which may vest within 60 days of January 31, 2011 as follows: Bonny—201,838 shares, Chippendale—1,000 shares, Foos—2,000 shares, McCarthy—0 shares, Orlich—475,858 shares, Press—2,000 shares, Sapnar—118,901 shares, Skalicky—201,698 shares, Tizzio—48,800 shares, Vijil—201,455 shares, all directors and executive officers of Transatlantic as a group—1,331,471 shares.

Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Foos—3,500 shares with his wife, Orlich—91,191 shares with his wife, Skalicky—5,131 shares with his wife, Tizzio—46,880 shares with his wife Vijil—9,548 shares with his wife, all directors and executive officers of Transatlantic as a group—156,250 shares. Amounts of equity securities exclude the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership: Foos—300 shares, Press—2,000 shares, all directors and executive officers as a group—2,300 shares.

(3)
Less than .01 percent.

(4)
Mr. Tizzio retired from the Transatlantic Board on May 19, 2011.

SOLICITATION OF CONSENTS

        The initial solicitation of written consents by mail may be supplemented by telephone, fax, e-mail, newspapers and other publications of general distribution, Internet, other electronic communication and personal solicitation by Validus and certain other persons listed on Annex A who are Participants in the solicitation of written consents. No additional compensation for soliciting written consents will be paid to such Participants for their consent solicitation efforts.

        Validus has retained Innisfree M&A Incorporated ("Innisfree") for solicitation and advisory services in connection with the solicitation of consents and other matters relating to the Validus Transaction Proposal, for which Innisfree is to receive a fee of up to $600,000. Up to 60 people may be employed by Innisfree in connection with the solicitation of consents and other matters relating to the Validus Transaction Proposal. Validus has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including reasonable legal fees and related charges. Innisfree will solicit consents from individuals, brokers, dealers, commercial banks, trust companies, other nominees and other institutional holders.

        Validus' expenses related to the solicitation of consents are currently estimated to be approximately $            , of which approximately $            has been incurred to date. Such costs include, among other things, expenditures for attorneys, public relations advisors, proxy solicitors, printing, advertising, postage and other miscellaneous expenses and fees. The entire expense of soliciting consents in connection with the Proposals by or on behalf of Validus is being borne by Validus. Brokers, dealers, commercial banks, trust companies and other nominees will be requested to forward solicitation materials to beneficial owners of Transatlantic Shares. Validus will reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable expenses for sending solicitation material to beneficial owners.

        Validus does not intend to seek reimbursement from Transatlantic for the costs of this consent solicitation.

APPRAISAL RIGHTS

        Transatlantic stockholders are not entitled to appraisal rights under Delaware law in connection with the Proposals or this Consent Statement.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL TRANSATLANTIC
STOCKHOLDER MEETING

        The following information is derived from Transatlantic's definitive proxy statement filed with the SEC on April 8, 2011:

        Proposals intended to be presented at the 2012 Annual Meeting of Transatlantic stockholders, and included in the proxy statement, should be sent to Transatlantic's Corporate Secretary at 80 Pine Street, New York, New York 10005 and must be received by December 10, 2011. In addition, under the By-Laws, Transatlantic stockholders must comply with specified procedures to nominate Transatlantic directors or introduce an item of business at an annual meeting of Transatlantic stockholders. Nominations or an item of business to be introduced at an annual meeting of Transatlantic stockholders must be submitted in writing and received by Transatlantic generally not less than 60 days nor more than 90 days in advance of the first anniversary of the preceding year's annual meeting of Transatlantic stockholders. To be in proper written form, a Transatlantic stockholder's notice must contain the specific information required by the By-Laws. A copy of the By-Laws, which describes the advance notice procedures, can be obtained from Transatlantic's Corporate Secretary.

 FORWARD-LOOKING STATEMENTS

        This Consent Statement may include forward-looking statements, both with respect to Validus and its industry, that reflect Validus' current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus' control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into or consummate the proposed transaction on the terms set forth in the Validus Transaction Proposal; 2) uncertainty as to the actual premium that will be realized by Transatlantic stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits (including combination synergies) of the Validus Transaction Proposal, including as a result of delay in completing the transaction or integrating the businesses of Validus and Transatlantic; 4) uncertainty as to the long-term value of Validus Shares; 5) unpredictability and severity of catastrophic events; 6) rating agency actions; 7) adequacy of Validus' or Transatlantic's risk management and loss limitation methods; 8) cyclicality of demand and pricing in the insurance and reinsurance markets; 9) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 10) adequacy of Validus' or Transatlantic's loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition in the insurance and reinsurance markets; 14) potential loss of business from one or more major reinsurance or insurance brokers; 15) the credit risk Validus assumes through its dealings with its reinsurance and insurance brokers; 16) Validus' or Transatlantic's ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 17) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 18) the integration of businesses Validus may acquire or new business ventures Validus may start; 19) the legal, regulatory and tax regimes under which Validus operates; 20) the effect on Validus' or Transatlantic's investment portfolios of changing financial market conditions, including inflation, interest rates, liquidity and the recent downgrade of U.S. securities by Standard & Poor's and the possible effect on the value of securities in Validus' and Transatlantic's investment portfolios, as well as other factors; 21) acts of terrorism or outbreak of war or hostilities; 22) availability of reinsurance and retrocessional coverage; and 23) the outcome of transaction related litigation, as well as management's response to any of the aforementioned factors.

        The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Validus' and Transatlantic's most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Transatlantic on file with the SEC. Any forward-looking statements made in this Consent Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business, operations or financial condition. Except to the extent required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

 OTHER INFORMATION

        The information concerning Transatlantic contained in this Consent Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. As of the date of this Consent Statement, Validus has no knowledge that would indicate that statements relating to Transatlantic contained in this Consent Statement in reliance upon publicly available information are inaccurate or incomplete. Validus does not take any responsibility for the accuracy or completeness of such information or for any failure by Transatlantic to disclose events that may have occurred and may affect the significance or accuracy of any such information.

        This Consent Statement is dated            , 2011. You should not assume that the information contained in this Consent Statement is accurate as of any date other than such date, and the mailing of this Consent Statement to stockholders shall not create any implication to the contrary.

        YOUR PROMPT ACTION IS IMPORTANT. VALIDUS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MUST SIGN AND DATE THE BLUE CONSENT CARD IN ORDER FOR IT TO BE VALID.

                        , 2011

                      VALIDUS HOLDINGS, LTD.,
                      TV HOLDINGS, LLC,
                      TV MERGER SUB, LLC

ANNEX A

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

        Under applicable SEC rules and regulations, the Nominees and certain other persons are Participants with respect to Validus' solicitation of consents. The following sets forth certain information about the persons and entities who are Participants.

Information Concerning Directors and Officers of Validus Who are Participants

        The following tables set forth the name of each director and officer of Validus that is a participant in the solicitation. References to "Validus" in the tables mean Validus Holdings, Ltd. Unless otherwise indicated, the current business address of each person is 29 Richmond Road, Pembroke, Bermuda HM 08 and the current business telephone number is (441) 278-9000. Other than Mr. Nessi, who is a citizen of France, Mr. Dill, who is a citizen of Bermuda, and Mr. Carpenter and Ms. Ross, each of whom is a citizen of the United Kingdom, each of the directors and executive officers of Validus is a citizen of the United States of America.

Validus Directors	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
Edward J. Noonan	Mr. Noonan has been Chairman of the Board and the Chief Executive Officer of Validus since its formation. He has 30 years of experience in the insurance and reinsurance industry, serving most recently as the acting chief executive officer of United America Indemnity Ltd. from February 2005 through October 2005 and as a member of the board of directors from December 2003 to May 2007. Mr. Noonan served as president and chief executive officer of American Re-Insurance Company from 1997 to 2002, having joined American Re in 1983. Mr. Noonan also served as chairman of Inter-Ocean Reinsurance Holdings of Hamilton, Bermuda from 1997 to 2002. Mr. Noonan is also a director of Central Mutual Insurance Company and All American Insurance Company, both of which are property and casualty companies based in Ohio.
Michael E.A. Carpenter
Mr. Carpenter has been a Director of Validus since August, 2011. Mr. Carpenter joined the Talbot Group in June of 2001 as the Chief Executive Officer. Following the sale of Talbot to the Company on July 2, 2007, Mr. Carpenter was appointed as Chairman of Talbot and continues to serve in that position.

Validus Directors	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
Matthew J. Grayson	Mr. Grayson, has been a Director of Validus since its formation. Since January of 2011, Mr. Grayson has served as a principal of Welder Energy, an oil and gas asset management firm based in San Antonio, Texas. From 2006 through 2010, Mr. Grayson served as a senior principal of Aquiline. Mr. Grayson has 27 years experience in the financial services industry. In 1998, following a career in investment banking, corporate finance and capital markets, Mr. Grayson co-founded Venturion Capital, a private equity firm that specialized in global financial services companies. In 2005, Venturion Capital's professionals joined with Jeffrey W. Greenberg, along with others, to form Aquiline. Mr. Grayson serves on the board of Structured Credit Holdings Plc.
Jeffrey W. Greenberg
Mr. Greenberg has been a Director of Validus since its formation. He also serves as the managing principal of Aquiline, which he founded in 2005. Mr. Greenberg served as chairman and chief executive officer of Marsh & McLennan Companies, Inc. from 2000 to 2004. From 1996 to 2004, Mr. Greenberg was the chairman of MMC Capital, the manager of the Trident Funds. He previously served as a director of Ace, Inc. Previously, he served as a senior executive of AIG, where he was employed from 1978 to 1995. Mr. Greenberg is also Chairman of Group Ark Insurance Holdings Ltd., a Bermuda-based underwriter of insurance and reinsurance risks in the Lloyd's market.

Validus Directors	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
John J. Hendrickson	Mr. Hendrickson has been a director of Validus since its formation. Mr. Hendrickson is the Founder and Managing Partner of SFRi LLC, an independent investment and advisory firm (formed in 2004) specializing in the insurance industry. From 1995 to 2004, Mr. Hendrickson held various positions with Swiss Re, including as Member of the Executive Board, Head of Capital Partners (Swiss Re's Merchant Banking Division), and Co-Founding Partner of Securitas Capital. From 1985 to 1995, Mr. Hendrickson was with Smith Barney, the U.S. investment banking firm, where he focused on serving the capital and strategic needs of (re)insurance clients and private equity investors active in the insurance sector. Mr. Hendrickson has served as a director for several insurance and financial services companies, and, in addition to the Company, currently serves on the board of Tawa PLC, Conning Holdings Corp and American European Insurance Group.
Sander M. Levy
Mr. Levy has been a Director of Validus since its formation. He also serves as a Managing Director of Vestar Capital Partners, a private equity investment firm based in New York which manages over $7.0 billion of equity capital, and was a founding partner of Vestar Capital Partners at its inception in 1988. Mr. Levy is currently a member of the board of directors of Symetra Financial Corporation, Wilton Re Holdings Limited, Duff & Phelps, LLC and Triton Container International Limited.
Jean-Marie Nessi
Mr. Nessi has been a Director of Validus since its formation. He has also served as a director of Matmut Enterprises since 2007. Mr. Nessi also has served as the head of Aon Global Risk Consulting at Aon France since October 2007. Mr. Nessi served as Chairman and CEO of NessPa Holding from January 2006 to September 2007 and as the head of the property and casualty business unit for PartnerRe Global, a subsidiary of PartnerRe SA, from February 2003 to February 2006. He was appointed Chairman of PartnerRe SA in June of 2003. Prior to PartnerRe, Mr. Nessi led AXA Corporate Solutions, the successor company to AXA Ré and AXA Global Risk.

Validus Directors	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
Mandakini Puri	Ms. Puri has been a Director of Validus since its formation. She joined BlackRock in May 2011 and is Managing Director and co-head of BlackRock's Global Private Equity Group. She also served as a consultant to Bank of America/Merrill Lynch Global Private Equity until December 2010. From 1994 through 2009, Ms. Puri served as a senior vice president with Bank of America/Merrill Lynch Global Private Equity, where she was the Chief Investment Officer. Ms. Puri had been part of Merrill Lynch's private equity business since 1994, prior to which she was a Director in the High Yield Finance & Restructuring Group at Merrill. Ms. Puri joined Merrill Lynch in 1986. Ms. Puri was a member of the board of directors of PSi Technologies Holdings, Inc. until December 2010.
Alok Singh
Mr. Singh has been a Director of Validus since its formation. He also serves as a Managing Director of New Mountain Capital, a private equity investment firm based in New York which manages over $7 billion of equity capital. Prior to joining New Mountain Capital in 2002, Mr. Singh served as a Partner and Managing Director of Bankers Trust from 1978 to 2001. In 2001 he established the Corporate Financial Advisory Group for the Americas for Barclays Capital, and led the group until 2002. Mr. Singh is non-executive chairman of Overland Solutions, Inc. and RedPrairie, lead director of Deltek, Inc., Camber Corporation, Ikaria Holdings, Inc. and Stroz Friedberg LLC and a director of Avantor Performance Materials and EverBank Financial Corp.

Validus Directors	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
Christopher E. Watson	Mr. Watson has been a Director of Validus since its formation. He also serves as a senior principal of Aquiline, which he joined in 2006. Mr. Watson has more than 35 years of experience in the financial services industry. From 1987 to 2004, Mr. Watson served in a variety of executive roles within the property & casualty insurance businesses of Citigroup and its predecessor entities. From 1995 to 2004, Mr. Watson was president and chief executive officer of Gulf Insurance Group, one of the largest surplus lines insurance companies in the world. Mr. Watson served as a senior executive of AIG from 1974 to 1987. Mr. Watson is also a director of Group Ark Insurance Holdings Ltd., a Bermuda-based underwriter of insurance and reinsurance risks in the Lloyd's market.

Validus Officers	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
Edward J. Noonan	Mr. Noonan has been Chairman of the Board and the Chief Executive Officer of Validus since its formation. He has 30 years of experience in the insurance and reinsurance industry, serving most recently as the acting chief executive officer of United America Indemnity Ltd. from February 2005 through October 2005 and as a member of the board of directors from December 2003 to May 2007. Mr. Noonan served as president and chief executive officer of American Re-Insurance Company from 1997 to 2002, having joined American Re in 1983. Mr. Noonan also served as chairman of Inter-Ocean Reinsurance Holdings of Hamilton, Bermuda from 1997 to 2002. Mr. Noonan is also a director of Central Mutual Insurance Company and All American Insurance Company, both of which are property and casualty companies based in Ohio.

Validus Officers	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years and Business Address Thereof
Joseph E. (Jeff) Consolino	Mr. Consolino has been President of Validus since November 15, 2010 and Chief Financial Officer of Validus since March 2006. Prior to joining the Validus, Mr. Consolino served as a managing director in Merrill Lynch's investment banking division. He serves as a Director of National Interstate Corporation, a property and casualty company based in Ohio and of AmWINS Group, Inc., a wholesale insurance broker based in North Carolina.
Robert F. Kuzloski
Mr. Kuzloski has been employed by Validus since 2009 and serves as Executive Vice President and Chief Corporate Legal Officer of Validus. Prior to joining Validus, Mr. Kuzloski served as the Senior Vice President and Assistant General Counsel of XL Capital Ltd. Prior to that Mr. Kuzloski worked as an attorney at the law firm of Cahill Gordon & Reindel LLP where he specialized in general corporate and securities law, mergers and acquisitions and corporate finance.

        TV Holdings and TV Merger Sub are both member managed limited liability companies without directors or officers.

Certain Information Concerning the Nominees As Participants

        Except for Mr. Haggis, who is a citizen of Canada, each Nominee is a citizen of the United States of America. There are no material legal proceedings in which any of the Nominees or any of their associates is a party adverse to Transatlantic or any of its subsidiaries, or proceedings in which such Nominees or associates have a material interest adverse to Transatlantic or any of its subsidiaries. There are no family relationships among the Nominees or between any of the Nominees and any director or executive officer of Transatlantic.

        Except as disclosed in this Annex A or in this Consent Statement, there are no arrangements or understandings between any of the Nominees and any other party pursuant to which any such Nominee was or is to be selected as a director or nominee. Except as disclosed in this Annex A or in this Consent Statement, none of the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of Transatlantic, or is subject to any arrangement described in Item 402 of Regulation S-K promulgated under the Exchange Act ("Regulation S-K").

        The following table sets forth the names and business addresses of the Nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Nominees is carried on. The principal occupations or employment of the Nominees are set forth under the caption "The Proposals—Proposal 4—Election of the Nominees."

Name	Business Address
Raymond C. Groth	2035 Sherwood Avenue, Charlotte, NC 28207
Paul G. Haggis	500 Phipps McKinnon, 10020-101 A Avenue, Edmonton, Alberta T5J 362
Thomas C. Wajnert	5800 Petrified Forest Road, Calistoga, CA 94515

Compensation of Transatlantic Directors

        If the Nominees are elected as directors of Transatlantic, they will be entitled to compensation from Transatlantic as non-employee directors. According to Transatlantic's Proxy Statement for its 2011 Annual Meeting of Stockholders, filed with the SEC on April 8, 2011, all directors, except those who are employees of Transatlantic, receive an annual retainer of $37,000 and a fee of $1,500 for each attended meeting of the Transatlantic Board or any committee of Transatlantic of which the director is a member, the Audit Committee Chairperson receives an additional retainer of $10,000, all other Committee Chairpersons receive an additional retainer of $5,000 and the Lead Independent Director, if any, will receive an additional retainer of $15,000. In addition, the non-executive Chairperson of the Board receives an additional fee of $127,000, and all non-management directors receive an annual grant of RSUs that vest ratably over a three-year period, but are not deliverable to the directors until such time as they retire or leave the Board.

Information Regarding Ownership of Transatlantic Shares by Participants

        Validus, its directors and officers that are Participants and the Nominees have beneficial ownership of Transatlantic Shares as set forth in the table below. No associates of the Nominees beneficially own any Transatlantic Shares. None of the Participants or any of their associates owns any Transatlantic Shares of record that such person or entity does not own beneficially.

Name	Number of Transatlantic Shares
Validus Holdings, Ltd.	200
TV Holdings, LLC	—
TV Merger Sub, LLC	—
Raymond C. Groth	—
Paul G. Haggis	—
Thomas C. Wajnert	—
Edward J. Noonan	—
Michael E.A. Carpenter	—
Matthew J. Grayson	—
Jeffrey W. Greenberg	—
John J. Hendrickson	—
Sander M. Levy	—
Jean-Marie Nessi	—
Mandakini Puri	—
Alok Singh	—
Christopher Watson	—
Joseph E. (Jeff) Consolino	—
Robert F. Kuzloski	—

Transactions in Transatlantic's Securities by the Participants

        During the past two years, the Participants purchased or sold the following securities of Transatlantic. Except as disclosed in this Consent Statement, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

  Transactions by Validus

        On July 11, 2011, Validus acquired 200 shares of Transatlantic common stock from Joseph E. (Jeff) Consolino, Validus' President & Chief Financial Officer in a privately negotiated transaction at a price of $55.66 per share in exchange for an issuance to Mr. Consolino of 363 Validus common shares (at an issuance price of $30.62 per share).

Miscellaneous Information Concerning the Participants

        Except as disclosed in this Annex A or in this Consent Statement, none of the Participants have been involved in any legal proceedings in the preceding ten years described in Item 401(f) of Regulation S-K. Except as described in this Annex A or in this Consent Statement, neither any Participant nor any of his respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since January 1, 2010, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which Transatlantic or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or this Consent Statement, no Participant or Participant Affiliate (a) directly or indirectly beneficially owns any securities of Transatlantic or any securities of any subsidiary of Transatlantic, or (b) has had any relationship with Transatlantic in any capacity other than as a Transatlantic stockholder. In the ordinary course of business, Validus and Transatlantic enter into, from time to time, various insurance and reinsurance arrangements.

        Except as described in this Annex A or in this Consent Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by Transatlantic or any of its affiliates or with respect to any future transactions to which Transatlantic or any of its affiliates will or may be a party.

        Except as described in this Annex A or in this Consent Statement, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate since January 1, 2010 with any person with respect to any securities of Transatlantic, including, but not limited to, the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, consents or authorizations.

        Except as described in this Annex A or in this Consent Statement, there are no arrangements, agreements or understandings between or among the Participants or between or among Participants and any other persons or entities in connection with the election of the Nominees, and none of the Participants will receive additional compensation in connection with the election of the Nominees. The Nominees may be deemed to have an interest in their election to the Transatlantic Board by virtue of the compensation and indemnification that they will, or will be entitled, to receive from Transatlantic if elected as directors.

For additional information or assistance, please contact Innisfree M&A Incorporated, the firm assisting
Validus in the solicitation of consents:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll Free: (877) 717-3929
Banks and Brokers May Call Collect: (212) 750-5833

PRELIMINARY FORM OF CONSENT CARD DATED SEPTEMBER 14, 2011—SUBJECT TO
COMPLETION

THIS CONSENT IS SOLICITED BY

VALIDUS HOLDINGS, LTD.,
TV HOLDINGS, LLC,
and
TV MERGER SUB, LLC
(COLLECTIVELY, "VALIDUS")

WITH RESPECT TO
TRANSATLANTIC HOLDINGS, INC.
AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSATLANTIC
HOLDINGS, INC.

        Unless otherwise indicated below, the undersigned hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware, as amended, with respect to all shares of common stock, par value $1.00 per share, of Transatlantic Holdings, Inc., a Delaware corporation ("Transatlantic"), held by the undersigned as of                , 2011, the record date for determining shares entitled to consent, to the taking of the following actions without a meeting of Transatlantic stockholders:

        IF NO BOX IS MARKED FOR ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE, IN EACH CASE, WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED RELATING TO THE APPLICABLE PROPOSAL. VALIDUS RECOMMENDS THAT YOU CONSENT TO ALL PROPOSALS.

        The validity of this consent is governed by Delaware law. This consent does not revoke any prior powers of attorney except for prior consents given in connection with this consent solicitation.

        Although neither Proposal 3 nor Proposal 4 is subject to, or conditioned upon, the adoption of the other, if none of the existing members of the Transatlantic board of directors (the "Transatlantic Board") are removed pursuant to Proposal 3, there will be no vacancies to fill and none of Validus' nominees can be elected pursuant to Proposal 4. Accordingly, Validus will not be seeking to elect its nominees pursuant to Proposal 4 unless Transatlantic stockholders also approve the removal, without cause, of one or more of the existing members of the Transatlantic Board pursuant to Proposal 3.

VALIDUS RECOMMENDS THAT YOU CONSENT TO ALL OF THE PROPOSALS BELOW.

1.     Proposal 1 (Bylaw Amendment Proposal)

        "RESOLVED, that Article III, Section 3.3 of the Bylaws is hereby amended and restated as follows:

  Section 3.3 Filling Vacancies.    Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled by (i) the affirmative vote of a majority of the remaining directors entitled to vote, even if the remaining directors may constitute less than a quorum of the Board of Directors, or (ii) by the stockholders; provided, however, that any vacancy occurring as a result of a director being removed from office by the stockholders shall only be filled by the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of stockholders called for that purpose."

☐    CONSENT            ☐    DOES NOT CONSENT            ☐    ABSTAIN

2.     Proposal 2 (Repeal Subsequent Amendment to the Bylaws Proposal)

  "RESOLVED, that any changes to the amended and restated bylaws of Transatlantic Holdings, Inc. filed with the Securities and Exchange Commission on July 28, 2011 (other than any changes contemplated by Proposal 1 described in the Consent Statement of Validus Holdings, Ltd., TV Holdings LLC and TV Merger Sub, LLC, dated                , 2011) be and are hereby repealed."

☐    CONSENT            ☐    DOES NOT CONSENT            ☐    ABSTAIN

3.     Proposal 3 (Removal of Directors Proposal)

  RESOLVED, that each of the seven directors of Transatlantic Holdings, Inc., Richard S. Press, Stephen P. Bradley, Ian H. Chippendale, John G. Foos, John L. McCarthy, Robert F. Orlich and Michael C. Sapnar, and each person, if any, nominated, appointed or elected by the board of directors of Transatlantic Holdings, Inc. prior to the effectiveness of this resolution to become a member of the board of directors of Transatlantic Holdings, Inc. at any future time or upon any event, be and hereby is removed.

☐    CONSENT            ☐    DOES NOT CONSENT            ☐    ABSTAIN

INSTRUCTION: IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 3 BUT NOT ALL OF THEM, MARK THE "CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW.

4.     Proposal 4 (Election of the Nominees Proposal)

  To elect each of the following three (3) individuals to serve as a director of Transatlantic Holdings, Inc.: Raymond C. Groth, Paul G. Haggis, and Thomas C. Wajnert.

☐    CONSENT            ☐    DOES NOT CONSENT            ☐    ABSTAIN

INSTRUCTION: IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 4, MARK THE "CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW.

IN THE ABSENCE OF CONTRARY INSTRUCTIONS, OR IF NO INSTRUCTIONS ARE GIVEN, THE UNDERSIGNED HEREBY CONSENTS TO EACH PROPOSAL LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Dated: 2011
Signature of Stockholder
Signature of Stockholder (if held jointly)
Title(s)

Please sign exactly as your name or names appear on the stock certificate or on the attached label. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY SIGN, DATE AND RETURN THIS BLUE CONSENT CARD
IN THE POSTAGE-PAID ENVELOPE PROVIDED.